Exhibit 10.2

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
CANNAE HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

Dated August 27, 2019
Effective September 1, 2019

by and among

CANNAE HOLDINGS, LLC
AND THE
OTHER PARTIES HERETO
THE MEMBERSHIP INTEREST GRANTED PURSUANT TO THIS AMENDED AND RESTATED OPERATING AGREEMENT (THE “LLC INTEREST”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THE LLC INTEREST MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.
THE LLC INTEREST IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF THIS AGREEMENT SHALL BE PROMPTLY FURNISHED BY THE COMPANY TO A HOLDER OF ANY LLC INTEREST UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Page

ARTICLE I	REPRESENTATIONS AND WARRANTIES OF THE PARTIES 2

1.1	Representations and Warranties of the Company 2

1.2	Representations and Warranties of the Members 2

ARTICLE II	ORGANIZATION 3

2.1	Formation of Company 3

2.2	Name 3

2.3	Office; Agent for Service of Process 3

2.4	Term 3

2.5	Purpose and Scope 3

2.6	Fiscal Year 3

ARTICLE III	MEMBERS; CONTRIBUTIONS 3

3.1	Members 3

3.2	Capital Contributions 4

3.3	Interest Payments 4

3.4	Capital Accounts 4

3.5	Profits Interests of Trasimene 4

ARTICLE IV	MANAGEMENT 6

4.1	Management and Control of the Company 6

4.2	Officers 7

4.3	Actions and Rights of Trasimene 7

4.4	Indemnification 7

4.5	Liability of the Members Generally 10

ARTICLE V	DISTRIBUTIONS 10

5.1	Distributions 10

5.2	Partial Dispositions 11

5.3	Catch-up Amounts 11

5.4	Existing Plan 11

5.5	Restricted Distributions 11

5.6	Withholding Tax Payments and Obligations 11

5.7	Timing of Distributions; Disputes 12

ARTICLE VI	ALLOCATIONS 13

(continued)
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6.1	General Application 13

6.2	Loss Limitation 13

6.3	Special Allocations 13

6.4	Transfer of Interest 14

6.5	Tax Allocations 15

ARTICLE VII	ACCOUNTING AND TAX MATTERS 16

7.1	Tax Returns 16

7.2	Accounting Methods; Elections; Information 16

7.3	Partnership Status 16

ARTICLE VIII	TRANSFERS OF LLC INTEREST 16

8.1	Restriction on Transfer of LLC Interest 16

ARTICLE IX	CONFIDENTIALITY 17

9.1	Confidentiality 17

ARTICLE X	AMENDMENT AND TERMINATION 17

10.1	Amendment and Waiver 17

10.2	Amendments by the Managing Member 17

10.3	Termination of Agreement 17

10.4	Termination as to a Party 18

ARTICLE XI	DISSOLUTION; LIQUIDATION 18

11.1	Dissolution 18

11.2	Final Accounting 18

11.3	Liquidation 18

11.4	Cancellation of Certificate 19

ARTICLE XII	MISCELLANEOUS 19

12.1	Certain Defined Terms 19

12.2	Severability 28

12.3	Entire Agreement 28

12.4	Successors and Assigns 28

12.5	Counterparts 28

12.6	Remedies 28

(continued)
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12.7	Notices 28

12.8	Governing Law 29

12.9	Submission to Jurisdiction; Waiver of Jury Trial 29

12.10	Descriptive Headings 30

12.11	Business Opportunities 30

12.12	No Third Party Beneficiaries 30

12.13	Other Instruments and Acts 30

12.14	Construction 30

12.15	Waiver of Action for Partition 31

12.16	Relations with Members 31

Schedules
Schedule I - List of Members
Schedule II - Percentage Interests
Schedule III - Officers
Schedule IV - Beginning Marks
Schedule V - Illustrative Examples

Exhibits
Exhibit A - Management Services Agreement
Exhibit B - Form of Joinder Agreement

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
CANNAE HOLDINGS, LLC
A DELAWARE LIMITED LIABILITY COMPANY
This Amended and Restated Operating Agreement (this “Agreement”) is entered into as of August 27, 2019, with effect as of September 1, 2019 (the "Effective Date"), by and among (i) Cannae Holding, LLC, a Delaware limited liability company (the “Company”), (ii) Cannae Holdings Inc., a Delaware corporation (the “Managing Member”), (iii) Trasimene Capital Management, LLC, a Delaware limited liability company (“Trasimene”) and (iv) Cannae Holdco, Inc., a Delaware corporation (“Holdco” and, together with the Managing Member and Trasimene, the “Members” and each individually a “Member”). Each other Person that may from time to time become a party hereto after the Effective Date in accordance with the terms hereof shall become listed on Schedule I hereto in accordance with the Agreement and shall be referred to herein as a Member. Certain capitalized terms used herein are defined in Section 12.1.
Whereas, the Company (i) was incorporated in Delaware as a Delaware corporation on August 24, 2006 under the name “Fidelity National Special Opportunities, Inc.”, (ii) was renamed “Fidelity National Financial Ventures, Inc.” effective as of March 4, 2014, (iii) was converted, by the filing of a Certificate of Conversion with the Delaware Secretary of State, to a Delaware limited liability company with the name “Fidelity National Financial Ventures LLC”, effective as of May 6, 2014 and (iv) was renamed “Cannae Holdings, LLC” effective as of November 20, 2017;
Whereas, the Company initially adopted a limited liability company agreement dated as of May 6, 2014, as amended and restated as of July 1, 2014 and November 17, 2017, each under the name Fidelity National Financial Ventures LLC, which was further amended and restated as of November 20, 2017 under the name Cannae Holdings, LLC (the “Prior Agreement”);
Whereas, the Managing Member, Trasimene and the Company entered into that certain Management Services Agreement, dated as of the date hereof with effect as of September 1, 2019 (the “Management Services Agreement”), attached hereto as Exhibit A, pursuant to which Trasimene will provide to the Managing Member and the Company the services set forth therein;
Whereas, in connection with the services provided by Trasimene to the Managing Member and the Company pursuant to the Management Services Agreement, the Company wishes to grant an LLC Interest to Trasimene subject to the terms set forth herein; and
Whereas, the parties hereto desire to amend and restate the Prior Agreement in its entirety.
Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1    Representations and Warranties of the Company. The Company hereby represents and warrants to each Member that as of the date of this Agreement:

(a)it is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action;
(b)this Agreement has been duly and validly executed and delivered by it and (assuming the due execution hereof by the Members) constitutes a legal and binding obligation of the Company, enforceable against it in accordance with its terms; and
(c)the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2    Representations and Warranties of the Members. Each Member (as to such person only) represents and warrants to the Company and each other Member that, as of the time such Member becomes a party to this Agreement:

(a)he or she is a natural person, or it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, or it is a limited partnership or a limited liability company duly formed, validly existing, and in good standing under the laws of its state of formation, as the case may be, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be;
(b)this Agreement (or the separate joinder agreement, in the form attached hereto as Exhibit B, executed by such Member) has been duly and validly executed and delivered by such Member, and this Agreement (or such joinder, assuming the due execution hereof or thereof by the Company) constitutes a legal and binding obligation of such Member, enforceable against such Member in accordance with its terms; and
(c)the execution, delivery and performance by such Member of this Agreement (or any joinder to this Agreement, if applicable, in the form attached hereto as Exhibit B) and the consummation by such Member of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Member is a party or by which such Member is bound.

ARTICLE II
ORGANIZATION

2.1    Formation of Company. The Certificate has heretofore been duly executed and filed with the Secretary of State of the State of Delaware. Upon the execution of this Agreement, the Managing Member shall be designated as an authorized person within the meaning of the Act, and the Managing Member or any officer appointed pursuant to Section 4.2 may execute, deliver and file any amendments and/or restatements to the Certificate and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2    Name. The name of the Company is Cannae Holdings, LLC. The Company Business shall be conducted under such name or under such other names as the Managing Member may deem appropriate in compliance with applicable law.

2.3    Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The Managing Member may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Managing Member may from time to time designate.

2.4    Term. The term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article XI or as otherwise provided by law.

2.5    Purpose and Scope.

(a)The purpose and business of the Company (the “Company Business”) is to engage in any lawful act or activity for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental thereto.
(b)The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Managing Member pursuant to this Agreement, including Section 4.1.

2.6    Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall end on December 31st, except that if the Company is required under the Code to use a taxable year other than a calendar year, then the Fiscal Year of the Company shall be such taxable year. The Company shall have the same Fiscal Year for United States Federal income tax purposes and for accounting purposes.

ARTICLE III
MEMBERS; CONTRIBUTIONS

3.1    Members. The Members shall be admitted as Members of the Company upon their execution and delivery of this Agreement (or the separate joinder agreement, in the form attached hereto as Exhibit B,

executed by such Member) and shall be listed on Schedule I hereto, as may be amended in accordance with the terms hereof. Admission as a Member following the Effective Date shall be subject to the approval of the Managing Member and Trasimene.

3.2    Capital Contributions. No Member is required to make any Capital Contributions; provided that the Members may make Capital Contributions from time to time as agreed between the Company and such Member at such time. For the avoidance of doubt, Trasimene shall not be required to return any distributions previously made to Trasimene pursuant to Section 5.1.

3.3    Interest Payments. No interest shall be paid to any Member on any Capital Contributions made pursuant to Section 3.2. The value of any Capital Contributions shall be denominated in U.S. dollars.

3.4    Capital Accounts. There shall be established and maintained for each Member a separate capital account (“Capital Account”). There shall be added to the Capital Account of each Member (a) such Member’s distributive share of Net Income and any item in the nature of income or gain that is specially allocated to the Member pursuant to Section 6.3, (b) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member and (c) such Member’s Capital Contributions pursuant to Section 3.2, if applicable. There shall be subtracted from the Capital Account of each Member (a) the amount of any money, and the Gross Asset Value of any other property, distributed to such Member, (b) such Member’s distributive share of Net Loss and any item in the nature of loss or expense that is specially allocated to such Partner pursuant to Section 6.3, and (c) to the extent not duplicative of any liabilities calculated pursuant to the definition of “Capital Contribution”, the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any liability for purposes of this Section 3.4, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations. In the event of a transfer in accordance with Article VIII, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

3.5    Profits Interests of Trasimene.

(a)The Company and each Member agree to treat the interest received by Trasimene in respect of its management services provided to the Company (such interest, a “Profits Interest”) as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. Notwithstanding anything to the contrary, distributions to Trasimene pursuant to Section 5.1 shall be limited to the extent necessary so that the Profits Interest qualifies as a “profits interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat Trasimene as the owner of such Profits Interest from the date it is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to Trasimene allocating to Trasimene its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest. Trasimene agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the LLC Interest. The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of such Profits Interest issued to Trasimene at the time of grant of the LLC Interest. The undertakings contained in this Section 3.5(a) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43.

(b)Safe Harbor Election.

i.The Managing Member is hereby authorized and directed to cause the Company to make an election (the “Safe Harbor Election”) to value any Profits Interests issued by the Company as compensation for services to the Company (collectively, “Compensatory Interests”), on the date of the issuance, at the liquidation value of such Compensatory Interests (i.e., a value equal to the amount that would be distributed under Section 5.1 with respect to such Compensatory Interests in a Hypothetical Liquidation occurring immediately after the issuance of such Compensatory Interests and assuming for purposes of such Hypothetical Liquidation that all assets of the Company are sold for their fair market values (as reasonably determined by the Managing Member) instead of their values as reflected for capital account purposes), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Managing Member shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

ii.Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all transfers of Compensatory Interests thereafter made by the Company while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Managing Member with the prior written consent of Trasimene as permitted by the Proposed Rules or any applicable rule.

iii.Each Member (including any person to whom a Compensatory Interest is transferred in connection with the performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

iv.The Tax Matters Representative (as defined below) shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by such Safe Harbor Election.

v.The Managing Member is hereby authorized and empowered, without further vote or action of the Members, to amend the Agreement as necessary to comply with the Proposed Rules or any rule in order to provide for a Safe Harbor Election and the ability to maintain or revoke (subject to Section 3.5(b)(ii) hereof) the same, and shall have the authority to execute any such amendment by and on behalf of each other Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

vi.Each Member agrees to cooperate with the Managing Member to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Managing Member.

ARTICLE IV
MANAGEMENT

4.1    Management and Control of the Company.

(a)In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Managing Member.

(b)To the fullest extent permitted by the Act, the Managing Member shall have the exclusive right to manage and control the Company and, except as required by any provisions herein requiring the approval of the Members or any Member, no other Member shall have any voting or consent rights with respect to the actions of the Managing Member or the Company. Except as otherwise specifically provided herein, the Managing Member shall have the right to perform all actions necessary, convenient or incidental to or for the accomplishment of the purposes of the Company, as specified in Section 2.5, and the Managing Member shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in and under the Act; and the Managing Member shall be a “manager” for purposes of the Act.

(c)Each Member hereby consents to the exercise by the Managing Member of the powers conferred upon the Managing Member by the Act and this Agreement with respect to the management and control of the Company. Except as expressly permitted in this Agreement, no Member (other than the Managing Member) shall have any authority or right, in its capacity as a Member of the Company, to act for or bind the Company.

(d)Except as expressly limited or otherwise provided in this Agreement, the Managing Member is authorized to act alone to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purpose of this Agreement and the Company.

(e)Subject to the rights and powers of the Managing Member and the limitations thereon contained herein, the Managing Member may delegate to any Person, including to officers pursuant to Section 4.2, any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any Person to perform any acts or services for the Company as the Managing Member may reasonably determine. In connection with the foregoing, and pursuant to Section 4.3 and the Management Services Agreement, the Managing Member hereby authorizes Trasimene to perform, or cause to be performed, such services for the Company as are set forth in the Management Services Agreement.

(f)The Managing Member shall hold office until the earliest to occur of its resignation, termination, dissolution or other inability to act in such capacity, at which time a successor Managing Member shall be appointed by the Members.

(g)Nothing in this Agreement shall be construed to impair any rights that the Members of the Company may have to remove the Managing Member under applicable law or this Agreement, as the case may be.

(h)Unless otherwise restricted by this Agreement, the Members may participate in and hold a meeting of such Members by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken with the consent of the Members or any Member may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the Members or Member whose consent or authorization is required in order to take action with respect to such consent or authorization, at a meeting or otherwise.

4.2    Officers. The Managing Member may, from time to time as it deems advisable, appoint officers of the Company to act on behalf of the Company and to manage the business affairs of the Company, including the power to sign for or to bind the Company solely in connection with the business of the Company. The Managing Member may from time to time create offices of the Company, designate the powers that may be exercised by such office, and appoint, authorize and empower any person as an officer of the Company to direct such office. Except as otherwise provided in this Agreement, the Managing Member may remove any officer at any time and may create, empower and appoint such other officers of the Company as the Managing Member may deem necessary or advisable. For so long as the Management Services Agreement is in full force and effect, the Managing Member hereby authorizes Trasimene to designate officers of the Company to manage the day-to-day business and operations of the Company and such officers may not be removed without the consent of Trasimene. The officers of the Company as of the date hereof are set forth on Schedule III hereto. No delegation pursuant to this Section 4.2 shall cause the Managing Member to cease to be a member of the Company.

4.3    Actions and Rights of Trasimene. For so long as the Management Services Agreement is in full force and effect:

(a)the Managing Member authorizes Trasimene to perform, or cause to be performed, such services for the Company as are set forth in the Management Services Agreement; and

(b) amendments to the Certificate or this Agreement, or to the comparable organizational documents of any Subsidiaries of the Company, in a manner which disproportionately and adversely affects the rights of Trasimene or which adversely affects the indemnification and exculpation of any Indemnitee, shall require the approval of Trasimene.

4.4    Indemnification.

(a)Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Company. Subject to Section 4.4(c), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he, she or it is or was a Member (including Managing Member) or any Affiliate, employee, consultant or agent thereof or an officer, employee or agent of the Company (each, an “Indemnitee”), or is or was an Indemnitee serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such Person), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceedings, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

(b)Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 4.4(c), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, she or it is or was an Indemnitee or is or was an Indemnitee serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him, her or it in connection with the action or suit or the defense or settlement of such action or suit if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, except, that no indemnification shall be made in respect of any claim, issue or matter as to which such person or entity shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person or entity is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)Authorization of Indemnification.    Any indemnification under this Section 4.4 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Sections 4.4(a) or 4.4(b) hereof, as the case may be. Such determination shall be made by (a) by the Managing Member, so long as the Managing Member was not party to such action, suit or proceeding, or (2) if the Managing Member was a party to such action, suit or proceeding, or if the Managing Member so directs, by independent legal counsel in a written opinion, or (3) by the other Members of the Company, other than the Managing Member. To the extent, however, that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, he, she or it shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him, her or it in connection therewith, without the necessity of authorization in the specific case.

(d)Good Faith Defined.     For purposes of any determination under Sections 4.4(a) or 4.4(b), a person or entity shall be deemed to have acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his, her or its conduct was unlawful, if his, her or its action is based on the records or books of account of the Company or another enterprise, or on information supplied to him, her or it by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified accountant or by an appraise or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4.4(d) shall mean any other limited liability company, corporation, partnership, joint venture, trust, or other enterprise of which such person or entity is or was serving at the request of the Company as a manager, director, officer, employee or agent. The provisions of this Section 4.4(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person or entity may be deemed to have met the applicable standard of conduct set forth in Sections 4.4(a) or 4.4(b), as the case may be.

(e)Indemnification by a Court. Notwithstanding any contrary determination made in any specific cause under Section 4.4(c), and notwithstanding the absence of any determination made thereunder, any Indemnitee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 4.4(a) and 4.4(b). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnitee is proper in the circumstances because the he, she or it has met the applicable standards of conduct set forth in Sections 4.4(a) and 4.4(b). Neither a contrary determination in the specific case under Section 4.4(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnitee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4.4(e) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnitee shall also be entitled to be paid the expense of prosecuting such application.

(f)Expenses Payable in Advance. Expenses incurred by an Indemnitee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company as authorized in this Section 4.4.

(g)Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Section 4.4 shall not be deemed exclusive of any other rights to which any person or entity seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of disinterested Members or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s or entity’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 4.4(a) and 4.4(b) shall be made the fullest extent permitted by law. The provisions of this Section 4.4 shall not be deemed to preclude the indemnification of any person or entity who is not specified in Sections 4.4(a) and 4.4(b) but whom the Company has the power or obligation to indemnify under the provisions of the Act or otherwise.

(h)Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was an Indemnitee, or is or was an Indemnitee serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him, her or it and incurred by him, her or it in any such capacity, or arising out of his, her or its status as such, whether or not the Company would have the power to indemnify him, her or it against such liability under the provisions of this Section 4.4.

(i)Certain Definitions.    For purposes of this Section 4.4, references to “the Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members or officers, so that any person or entity who is or was a member or officer of such constituent entity, or is or was a member or officer of such constituent entity serving at the request of such constituent entity as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 4.4 with respect to the resulting or surviving entity as he, she or it would have with respect to such constituent entity if its separate existence had continued. For purposes of this Section 4.4, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company”

shall include any service as a Member, manager, director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he, she or it reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 4.4.

(j)Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.4 shall, unless otherwise provided when authorized or ratified, continue as to a person or entity who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors, administrators and successors or permitted assigns of such a person or entity.

(k)Secondary Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 4.4 shall not be deemed exclusive of any other rights to which those persons or entities provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of disinterested Members or otherwise, both as to action in such person’s or entity’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Members of the Company or one or more of the Affiliates of the Members of the Company other than the Company and its Subsidiaries (any of such entities, together with their affiliates (other than the Company and its Subsidiaries), the “Member Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the Company and the Member Sponsors intend to be secondary to the primary obligation of the Company to provide indemnification as provided herein. The Member Sponsors shall be third-party beneficiaries of this Section 4.4, having the rights to enforce this Section 4.4.

4.5    Liability of the Members Generally. Except as explicitly provided elsewhere herein or in the Act, no Member (including the Managing Member) shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. Each of the Members acknowledges that its Capital Contributions, if applicable, are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable law.

ARTICLE V
DISTRIBUTIONS
5.1    Distributions.

(a)Carry Amounts. In connection with each Liquidity Event in respect of an Investment, Trasimene shall be entitled to a distribution from the Company equal to the Carry Amount, if any, in respect of such Investment. In the event that the Investment Proceeds available for distribution pursuant to this Section 5.1(a) consist of both cash and securities, unless otherwise mutually agreed to by the Managing Member and Trasimene, such Investment Proceeds shall be distributed to Trasimene in the same proportions of cash and securities received by the Company in respect of such Liquidity Event.

(b)Tax Distributions. The Company shall make distributions to Trasimene to enable it and its beneficial owners to pay their respective taxes, including estimated taxes, using such assumptions as the Managing Member determines are reasonable. Amounts so distributed shall be an advance of, and shall reduce, future distributions pursuant to Section 5.1(a) hereof.

(c)Other Distributions. Subject to Sections 5.1(a) and 5.1(b) hereof, the Company shall make distributions to the Members other than Trasimene on a pro rata basis (based on Percentage Interests) in such amounts and at such times as determined by the Managing Member in its discretion.

(d)Termination of Right to Carry Amounts. In the event that the Management Services Agreement is terminated pursuant to the terms thereof, then Trasimene shall cease to be entitled to Carry Amounts pursuant to Section 5.1 hereof; provided that Trasimene shall be entitled to receive (a) payments pursuant to Section 5.3, if any, that are owed as of the Termination Date and (b) the Gross Carry Amount on the Built-in Gain, to the extent provided by the terms of the Management Services Agreement.

5.2    Partial Dispositions. In the event that there is a Liquidity Event with respect to a portion of an Investment (e.g., a portion of an Investment is sold), then, the portion of such Investment so disposed (the “Applicable Investment Portion”) shall be treated as a separate Investment for purposes of calculating the Carry Amount, unless otherwise mutually agreed to by the Managing Member and Trasimene; provided that if the Investment Proceeds in respect of the Applicable Investment Portion are equal to or greater than an amount equal to (i) the Investment Cost in respect of the Applicable Investment Portion plus (ii) the 8% Hurdle Rate in respect of the Applicable Investment Portion, then, upon a future Liquidity Event in respect of any portion of such Investment not so disposed, the 8% Hurdle Rate shall be deemed satisfied. An illustrative example of this Section 5.2 is shown in Schedule V.

5.3    Catch-up Amounts. If, as of any Net Unrealized Measurement Date, (i) there is an outstanding Catch-up Amount attributable to a prior Liquidity Event and (ii) there is a Subsequent Net Unrealized Gain, then Trasimene shall be entitled to a distribution in an amount equal to the product of (x) such outstanding Catch-up Amount and (y) a fraction, the numerator of which is the Subsequent Net Unrealized Gain, and the denominator of which is the Applicable Net Unrealized Loss. An illustrative example of this Section 5.3 is shown in Schedule V.

5.4    Existing Plan. Notwithstanding anything to the contrary contained in this Article V, the investment in Ceridian shall not be deemed an “Investment” for purposes of this Agreement and any incentive awards relating to Ceridian shall be determined in accordance with the Existing Plan.

5.5    Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Managing Member on behalf of the Company, shall not make a distribution to any Member if such distribution would violate the Act or other applicable law.

5.6    Withholding Tax Payments and Obligations. In the event that withholding taxes are paid or required to be paid in respect of amounts distributed, or distributive share allocated, by the Company, such payments or obligations shall be treated as follows:

(a)Payments by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld, and in such event, such taxes shall be treated as if an amount equal to such withheld taxes had been paid to the Member rather than paid over to the taxing authority.

(b)Taxes Paid in Respect of the Company. If the Company (i) receives proceeds in respect of which a tax has been withheld or paid, and (ii) such tax is allocable to a Member, the Company shall be treated as having received cash in an amount equal to the amount of such tax, and, for all purposes of this Agreement, each Member shall be treated as having received a distribution pursuant to Section 5.1 hereof equal to the portion of the tax allocable to such Member.

(c)Over-withholding. Neither the Company nor the Managing Member shall be liable for any excess taxes withheld or paid in respect of any Member’s interest in the Company, and, in the event of over withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority. Any refunds of withheld taxes received by the Company shall be allocated and distributed in the manner, as reasonably determined by the Managing Member, that will as closely as practicable put the Members in the position that they would have been in had the Company not withheld such refunded tax.

(d)Certain Withheld Taxes Treated as Demand Loans. Any taxes withheld or paid pursuant to Section 5.6(a) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the lesser of (a) the Prime Rate per annum, and (b) the highest rate per annum permitted by law. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

5.7    Timing of Distributions; Disputes.

(a)As soon as reasonably practicable following the occurrence of each event giving rise to a payment pursuant to Sections 5.1(a), 5.1(d), 5.2 or 5.3 (for purposes of this Section 5.7, each a “Distribution Payment”), Trasimene shall deliver, or shall cause to be delivered, to the Managing Member a proposed calculation of such Distribution Payment (a “Proposed Payment Calculation”), together with the valuation on which such calculation was determined (the “Initial Appraisal” and, together with the Proposed Payment Calculation, the “Distribution Payment Materials”); provided that, for so long as Trasimene is not an Investment Adviser, the Initial Appraisal shall be prepared exclusively by the Trasimene Appraiser; provided, further, that if Trasimene becomes an Investment Adviser, the Initial Appraisal may be prepared by Trasimene or the Trasimene Appraiser, at Trasimene’s sole election.

(b) If the Managing Member does not give written notice of any dispute regarding the Initial Appraisal (a “Dispute Notice”) to Trasimene within 90 days of receiving the Distribution Payment Materials, the Managing Member shall be deemed to have consented to the Proposed Payment Calculation and the Proposed Payment Calculation shall be deemed to set forth the final Distribution Payment. Prior to the end of such 90-day period, the Managing Member may accept the Proposed Payment Calculation by delivering written notice to that effect to Trasimene, in which case the Distribution Payment will be finally determined when such notice is given. A Distribution Payment finally determined pursuant to this Section 5.7(b) shall be paid promptly following the earlier of the expiration of the 90-day dispute period or receipt of a notice of acceptance, as applicable.

(c)If the Managing Member delivers a Dispute Notice to Trasimene within such 90-day period in respect of the Initial Appraisal, Trasimene and the Managing Member shall cooperate to mutually agree upon an Appraiser (other than the Trasimene Appraiser, if applicable) to render an independent valuation of the fair market value of the applicable Investment or Investments on which the calculation of the Distribution Payment relies (such Appraiser, the “Dispute Appraiser”). Each of the Managing Member and Trasimene shall promptly (and in any event within 15 days after referral of the matter to the Dispute Appraiser) provide their assertions and details regarding the disputed items in writing to the Dispute Appraiser and to each other. The Dispute Appraiser shall be requested to deliver its written valuation (the “Dispute Appraisal”), with its basis therefor set forth in reasonable detail, within 60 days after being retained. Each of the Managing Member and Trasimene shall use reasonable best efforts to furnish the Dispute Appraiser with such documents and information pertaining to the subject matter of, and as reasonably requested by the Dispute Appraiser for purposes of rendering, the valuation. The determination of the Dispute Appraiser as set forth in the Dispute Appraisal shall be conclusive and binding upon the Managing Member and Trasimene, absent manifest error. The Proposed Payment Calculation shall be revised as appropriate to reflect the resolution of any objections thereto, including to the Initial Appraisal, pursuant to this Section 5.7(c) and, as so revised, such Proposed Payment Calculation shall be deemed to set forth the final Distribution Payment, which payment shall be made promptly thereafter.

(d)All costs associated with the appraisal and dispute process set forth in Section 5.7(c), including any fees and expenses of the Dispute Appraiser associated with delivering the Dispute Appraisal, shall be expenses of the Company.

ARTICLE VI
ALLOCATIONS
6.1    General Application. Except as explicitly provided elsewhere herein, the items of income, gain, loss or deduction of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Persons who were Members during such Fiscal Year in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (a) the distributions that would be made to such Member pursuant to Article XI if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited in the case of each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 11.3(c)(ii) to the Members immediately after making such allocations, minus (b) such Member’s share of Company Minimum Gain, Member Nonrecourse Debt Minimum Gain and the amount such Member would be obligated to contribute to the capital of the Company, computed immediately prior to the hypothetical sale of the assets.

6.2    Loss Limitation. Notwithstanding anything to the contrary in Section 6.1 but subject to the last sentence of this Section 6.2, the amount of items of Company expense and loss allocated pursuant to Section 6.1 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 6.2 shall be allocated first, to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit,” until no Member would be entitled to any further allocation, and thereafter to the Members in a manner determined in good faith by the Managing Member taking into account the relative economic interests of the Members of the Company.

6.3    Special Allocations. The following special allocations shall be made in the following order and immediately prior to the general allocations of Section 6.1:

(a)Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VI, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

(b)Qualified Income Offset. Notwithstanding any other provision of this Article VI, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3), provided that any allocation under this Section 6.3(b) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if this Section 6.3(b) were not in this Agreement.

(c)Deficit Capital Accounts Generally. In the event that a Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 6.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if Section 6.3(b) and this Section 6.3(c) were not in this Agreement.

(d)Deductions Attributable to Member Nonrecourse Debt. Any item of Company loss or expense that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

(e)Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated to the Members in a manner determined in good faith by the Managing Member taking into account the relative economic interests of the Members of the Company.

(f)Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

(g)Regulatory Allocations. The allocations set forth in Sections 6.2, 6.3(b) and 6.3(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations will be offset with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.1. In exercising its discretion pursuant to this Section 6.3(g), the Managing Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

6.4    Transfer of Interest. In the event of a transfer of all or part of a Member’s LLC Interest (in accordance with the provisions of this Agreement) or the admission of an additional Member (in accordance with the provisions of this Agreement) the Company’s taxable year shall close with respect to the transferring Member, and such Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Section 706 of the Code and Regulations Section 1.706-1(c)(2)(i) unless the Managing Member determines that there would be no substantial difference between the results under closing of the books and a pro rata method as described in proposed Regulation Section 1.706-4(d). Except as otherwise provided in this Section 6.4, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Section 706 of the Code and the Regulations thereunder.

6.5    Tax Allocations.

(a)Section 704(b) Allocations.

i.Except as provided in Section 6.5(b) below, each item of income, gain, loss, deduction or credit for U.S. federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 6.3 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item.

ii.(A)    If the Company recognizes Depreciation Recapture in respect of the sale of any Company asset,

1.the portion of the gain on such sale which is allocated to a Member pursuant to Section 6.1 or Section 6.3 shall be treated as consisting of a portion of the Company’s Depreciation Recapture on the sale and a portion of the balance of the Company’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1, and

2.if, for U.S. federal income tax purposes, the Company recognizes both “unrecaptured Section 1250 gain” (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under Section 6.5(a)(ii)(A)(1) shall be comprised of a proportionate share of both such types of gain.

a.For purposes of this Section 6.5(a)(ii), “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Company which, for U.S. federal income tax purposes, (1) is treated as ordinary income under Section 1245 of the Code, (2) is treated as ordinary income under Section 1250 of the Code, or (3) is “unrecaptured Section 1250 gain” as such term is defined in Section 1(h) of the Code.

(b)Section 704(c) Allocations. In the event that any property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made using any reasonable method as permitted by the Code and the Regulations.

(c)Credits. All tax credits shall be allocated among the Members as determined by the Managing Member in its reasonable discretion, consistent with applicable law.

(d)Capital Accounts. The tax allocations made pursuant to this Section 6.5 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

ARTICLE VII
ACCOUNTING AND TAX MATTERS

7.1    Tax Returns. The Managing Member, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. Within ninety (90) days after the end of each Fiscal Year, the Managing Member will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, information with respect to the Company as may be necessary for the preparation of such Person’s Federal, state and local income tax returns for such Fiscal Year, including each Member’s Schedule K-1.

(a)Tax Controversies. The Managing Member is hereby designated the “partnership representative” or any similar role, as applicable, within the meaning of Code and applicable state, local or non-U.S. tax law and shall have all of the rights, authority and power, and shall be subject to all of the obligations associated therewith to the extent provided in the Code, the Regulations and applicable state or local tax law or non-U.S. tax law (the “Tax Matters Representative”). In all other cases, the Tax Matters Representative shall represent the Company in all tax matters to the extent allowed by law. Expenses incurred by the Tax Matters Representative as set forth in this Section 7.1(a) shall be borne by the Company. Such expenses shall include, without limitation, fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs. Tax decisions, including, without limitation, whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest shall be made by the Tax Matters Representative; provided, however, that notwithstanding the foregoing, any such tax decisions that impact Trasimene shall only be made with the prior written consent of Trasimene.

7.2    Accounting Methods; Elections; Information.

(a)The Managing Member, with Trasimene’s prior written consent, shall determine the accounting methods and conventions to be used in the preparation of the Company’s tax returns and shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company’s tax returns.

(b)The Tax Matters Representative and the Company shall provide the Members with any information and assistance relating to taxes and tax matters of the Company reasonably requested by the Members.

7.3    Partnership Status. The Members intend, and the Company shall take no position inconsistent with, treating the Company as a partnership for United States federal, state and local income and franchise tax purposes.

ARTICLE VIII
TRANSFERS OF LLC INTEREST

8.1    Restriction on Transfer of LLC Interest. Except as otherwise provided in this Agreement, no Member shall be permitted to transfer, and the Company shall not recognize any purported transfer of, nor in any respect treat any purported transferee as of the owner of, any interest in the Company, without the prior written consent of all Members.

ARTICLE IX
CONFIDENTIALITY

9.1    Confidentiality. Each Member agrees that it will hold, and will use all commercially reasonable efforts to cause its officers, directors, members, managers, partners, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the “Representatives”) to hold, in confidence all confidential information and documents regarding the Company and its Subsidiaries pursuant to or received by such Member or its Representatives in connection with this Agreement or any transaction contemplated hereby (except as required by applicable law, regulation or legal process, including any rule or regulation of a self-regulatory organization to which such Member or its Representatives are subject); provided that each Member shall be entitled to disclose such confidential information and documents to its investors who are subject to confidentiality obligations owed to such Members.

ARTICLE X
AMENDMENT AND TERMINATION

10.1    Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Members unless such modification, amendment or waiver is approved in writing by the Company and the Members. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

10.2    Amendments by the Managing Member. The Managing Member, without the consent or approval at any time of any other Member (each such Member, by acquiring its LLC Interest, being deemed to consent to any such amendment), may amend any provision of this Agreement or the Certificate, and may execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

(a)Qualification to do Business. A change that is necessary to qualify the Company as a limited liability company or a Company in which the Members have limited liability; and

(b)Changes Which are Inconsequential, Curative or Required. A change that is:

i.Of an inconsequential nature and does not adversely affect any Member in any respect; or

ii.Necessary to reflect the addition or removal of any Member (as otherwise authorized by this Agreement) or the current Percentage Interests, following any change to such items in accordance with the provisions of this Agreement.

For the avoidance of doubt, any revision to Schedule I or Schedule II made in accordance with this Agreement shall not be deemed an amendment to this Agreement and any reference in this Agreement to Schedule I or Schedule II shall be deemed to be a reference to Schedule I or Schedule II as revised and in effect from time to time.
10.3    Termination of Agreement. This Agreement will terminate in respect of all Members (a) with the written consent of the Company, the Managing Member and Trasimene; or (b) upon the dissolution, liquidation or winding-up of the Company.

10.4    Termination as to a Party. Any Member who ceases to hold any LLC Interest shall cease to be a Member and, except as provided herein, shall have no further rights or obligations under this Agreement.

ARTICLE XI
DISSOLUTION; LIQUIDATION

11.1    Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:

(a)the decision of the Members to dissolve the Company; or

(b)any other event sufficient under the Act to cause the dissolution of the Company.

For the avoidance of doubt, the death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.
11.2    Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

11.3    Liquidation.

(a)Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Section 12.7, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 11.3(c). Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

(b)Upon the dissolution of the Company, the Managing Member, or, if there is no Managing Member, a person selected by the remaining Members, shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. A reasonable amount of time shall be allowed for the orderly liquidation of assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.

(c)The Liquidator shall distribute all proceeds from liquidation in the following order of priority:
i.first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and
ii.second, to the Members in the same manner in which distributions are made pursuant to Article V, which distributions shall be deemed to be made pursuant to Article V.

The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article XI, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its reasonable discretion.
11.4    Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 11.3, the Company shall be terminated and the person acting as Liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company, including filing the certificate of cancellation with the Secretary of State of the State of Delaware.

ARTICLE XII
MISCELLANEOUS

12.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below.

“8% Hurdle Rate” means, with respect to any Investment, an amount equal to an annually compounded return of eight percent (8%) per annum (compounded annually) on the Unreturned Investment Cost in respect of such Investment from time to time.
“Act” means the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended and in effect from time to time), as it may be amended or restated from time to time.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(a)    credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)    debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member, manager or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.
“Agreement” has the meaning given such term in the preamble.
“Applicable Investment Portion” has the meaning given such term in Section 5.2.

“Allocable Management Fees” means the portion of the Management Fees paid by the Managing Member to Trasimene pursuant to the Management Services Agreement that were paid in respect of the applicable Investment subject to a Liquidity Event.
“Applicable Net Unrealized Loss” means, with respect to any Liquidity Event in respect of an Investment for which the Carry Amount was determined based upon the HWM Carry Amount (rather than the Gross Carry Amount), the Unapplied Net Unrealized Loss as of the date of such Liquidity Event; provided that, to the extent that Trasimene previously received a partial payment pursuant to Section 5.3 in respect of any such Catch-up Amount, then the “Applicable Net Unrealized Loss” means the Remaining Net Unrealized Loss as of the Net Unrealized Loss Measurement Date in respect of which Trasimene received such partial payment (or as of the last day of the applicable Fiscal Year, as applicable).
“Appraiser” means an appraisal company or an investment banking firm or one of its Affiliates acting as an appraiser.
“Book Item” has the meaning given such term in Section 6.5(a)(i).
“Built-in Gain” means, as of the Termination Date, an amount equal to (a) Hypothetical Investment Proceeds in respect of all Investments then held by the Company less (b) Investment Cost for all Investments then held by the Company less (c) Allocable Management Fees for all Investments then held by the Company less (d) Unreturned Investment Costs, if any, in respect of any Realized Investment.
“Capital Account” has the meaning given such term in Section 3.4.
“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member at such time with respect to the LLC Interest held by such Member reduced by the amount of any liability of such Member assumed by the Company or the amount of any liability to which any property contributed by such Member is subject; “Capital Contributions” means, with respect to any Member, the aggregate amount of cash and the aggregate value of any property (other than cash) as determined by reference to the initial Gross Asset Value of such property contributed to the Company by such Member (or its predecessors in interest) with respect to the LLC Interest held by such Member reduced by the amount of any liability of such Member assumed by the Company or the amount of any liability to which any property contributed by such Member is subject.
“Carry Amount” with respect to any Liquidity Event in respect of any Investment, an amount equal to the Gross Carry Amount; provided that, if there is an Unapplied Net Unrealized Loss at such time, an amount equal to the HWM Carry Amount.
“Catch-up Amount” means, with respect to any Investment for which the Carry Amount was determined based upon the HWM Carry Amount (rather than the Gross Carry Amount), an amount equal to (a) the Gross Carry Amount with respect to such Investment less (b) the HWM Carry Amount with respect to such Investment; provided that in the event of any partial payment in respect of a Catch-up Amount pursuant to Section 5.3 hereof, for purposes of any future operation of Section 5.3 hereof, the Catch-up Amount in respect of such Investment shall be reduced by the amount of such prior payment.
“Ceridian” means Ceridian HCM Holding Inc.
“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on May 6, 2014 pursuant to the Act.

“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning given such term in the preamble.
“Company Business” has the meaning given such term in Section 2.5(a).
“Company Minimum Gain” has the meaning given such term in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Compensatory Interests” has the meaning given such term in Section 3.5(b)(i).
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Fiscal Year, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial allocation method” as defined by Section 1.704-3(d) of the Regulations, Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“Depreciation Recapture” has the meaning given such term in Section 6.5(a)(ii)(A)(2)(A).
“Dispute Appraisal” has the meaning given such term in Section 5.7(c).
“Dispute Appraiser” has the meaning given such term in Section 5.7(c).
“Dispute Notice” has the meaning given such term in Section 5.7(b).
“Distribution Payment” has the meaning given such term in Section 5.7(a).
“Distribution Payment Materials” has the meaning given such term in Section 5.7(a).
“Effective Date” has the meaning given such term in the preamble.
“Existing Plan” means the Investment Success Incentive Award granted pursuant to the Cannae Holdings, Inc. 2017 Omnibus Incentive Plan.
“Fiscal Year” has the meaning given such term in Section 2.6.
“FMV” means with respect to any Investment, the fair market value of such Investment as reasonably determined by the Trasimene Appraiser or Trasimene, as applicable, in accordance with Section 5.7(a).
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)the Gross Asset Value of any asset (other than a promissory note described in Treasury Regulation Section 1.704-1(b)(iv)(d)(2)) contributed by a Member to the Company is the gross fair market value of such asset as reasonably determined by the contributing Member and the Managing Member at the time of contribution;

(b)the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, as of the following times: (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in its capacity as a Member, or by a new Member acting in its capacity as a Member or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Managing Member; and

(d)the Gross Asset Values of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of “Net Income” and “Net Loss” or Section 6.3(f); provided, however, that such Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Managing Member reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph.

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.
“Gross Carry Amount” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the sum of (a) the product of (i) fifteen percent (15%) and (ii) the Tier 1 Net Realized Gain in respect of such Liquidity Event and (b) the product of (i) twenty percent (20%) and (ii) the Tier 2 Net Realized Gain in respect of such Liquidity Event; provided that, notwithstanding the foregoing, but subject to the proviso in Section 5.2 hereof, if the Investment Proceeds in respect of such Investment are less than an amount equal to (i) the Investment Cost in respect of such Investment plus (ii) the 8% Hurdle Rate in respect of such Investment, then the Gross Carry Amount in respect of such Investment shall equal zero.
“Holdco” has the meaning given such term in the preamble.
“HWM Carry Amount” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the sum of (a) the product of (i) fifteen percent (15%) and (ii) the Tier 1 HWM Realized Gain in respect of such Liquidity Event and (b) the product of (i) twenty percent (20%) and (ii) the Tier 2 HWM Realized Gain in respect of such Liquidity Event; provided that, notwithstanding the foregoing, but subject to the proviso in Section 5.2 hereof, if the Investment Proceeds in respect of such Investment are less than an amount equal to (i) the Investment Cost in respect of such Investment plus (ii) the 8% Hurdle Rate in respect of such Investment, then the HWM Carry Amount in respect of such Investment shall equal zero.
“HWM Realized Gain” means, with respect to any Liquidity Event in respect of an Investment, an amount (which amount shall not be less than zero) equal to (a) Investment Proceeds in respect of such Investment less (b) Investment Cost for such Investment less (c) Allocable Management Fees for such Investment less (d) Unreturned Investment Costs, if any, in respect of any Realized Investment less (e) the Unapplied Net Unrealized Loss as of such date.
“Hypothetical Investment Proceeds” means, with respect to Trasimene as of the Termination Date, the Investment Proceeds that Trasimene would be entitled to receive if each existing Investment were realized on the Termination Date at such Investment’s FMV; provided that to the extent that Trasimene reasonably believes that any Investment will increase in value within three years of the Termination Date or desires to have the Investment qualify for capital gains tax treatment, then Trasimene shall identify such Investments to the Managing Member, and the determination of the FMV of such Investment shall be made at any time within such three-year period at Trasimene’s discretion.
“Hypothetical Liquidation” means as of any date, a hypothetical liquidation of the Company as of such date, assuming (i) that a sale of all the assets of the Company occurs at prices equal to their respective fair market values (as reasonably determined by the Managing Member), (ii) the net proceeds of such sale are distributed to the Members pursuant to Section 5.1, and after payment of all actual Company indebtedness, and any other liabilities related to the Company’s assets, limited, in the case of the hypothetical payment of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities.
“Indemnitee” has the meaning given such term in Section 4.4(a).
“Initial Appraisal” has the meaning given such term in Section 5.7(a).
“Investment” means any entity, the securities of which are held, directly or indirectly, by the Company from time to time; provided that Ceridian shall not be deemed to be an Investment for purposes hereof.
“Investment Adviser” means an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, or any successor provision thereto.
“Investment Cost” means, (a) with respect to any Investment held as of the Effective Date, the amount set forth on Schedule IV hereto, and (b) with respect to any Investment made after the Effective Date, the amount paid by the Company in respect of such Investment.
“Investment Multiple” means, with respect to any Liquidity Event in respect of an Investment, a fraction, the numerator of which is Investment Proceeds in respect of such Investment, and the denominator of which is an amount equal to (a) the Investment Cost for such Investment plus (b) Allocable Management Fees for such Investment plus (c) Unreturned Investment Costs, if any, in respect of any Realized Investment plus (d) the Unapplied Net Unrealized Loss as of such date
“Investment Proceeds” means (i) the amount of cash (or the fair market value of securities or other property) received or receivable by the Company in connection with a Liquidity Event (other than a Public Offering, a spin off, split off or similar transaction in connection with which the Company’s stockholders receive securities of an Investment), (ii) in the case of a Public Offering, the fair market value of the securities of the Investment with respect to which the Public Offering is occurring that are held (directly or indirectly) by the Company immediately before the Public Offering, and (iii) in the case of a spin off, split off or similar transaction in connection with which the Company’s stockholders receive securities of an Investment, the fair market value of the securities of the Investment with respect to which the spin off, split off or similar transaction is occurring that are held (directly or indirectly) by the Company immediately before the spin off, split off or similar transaction (regardless of the number of such securities actually distributed to the Company’s stockholders), in each case, together with the amount of cash (other than ordinary dividends) and the fair market value of securities or other property received prior to the Liquidity Event for or with respect to the securities of the Investment with respect to which the Liquidity Event occurs, including, by way of example, extraordinary dividends or returns of capital that do not constitute Liquidity Events.
“LLC Interest” means the membership interest in the Company granted pursuant to this Agreement.
“Liquidator” has the meaning given such term in Section 11.3(b).
“Liquidity Event” means, with respect to any Investment, (a) a Public Offering or rights offering of the securities of an Investment, (b) a sale or other disposition of the securities of an Investment (whether pursuant to a merger or other transaction) in connection with which consideration (whether cash or securities) is received or receivable by the Company, (c) a spin off, split off or similar transaction in connection with which the Members receive securities of an Investment, (d) a disposition of all or substantially all of the assets of an Investment in connection with which proceeds from such sale or disposition are paid or payable to the Company, (e) a recapitalization of an Investment in connection with which an extraordinary dividend or return of capital is paid to the Company (provided the amount of such extraordinary dividend or return of capital exceeds the Investment Cost of the securities), (f) any other transaction or event (other than payment of ordinary dividends) in connection with which the Investment Proceeds in respect of such Investment are objectively determinable or can be determined by third party observable measures (such as a public stock price),or (g) any other event in respect of such Investment determined by the Managing Member to be a Liquidity Event. Notwithstanding the foregoing, the Managing Member and Trasimene may (i) mutually agree not to deem any events in clauses (a) through (f) (including the receipt of securities by the Company in respect of an Investment) as a Liquidity Event (or may mutually agree to deem such Investment as partially subject to a Liquidity Event pursuant to Section 5.2).
“Management Services Agreement” has the meaning given such term in the recitals.
“Managing Member” has the meaning given such term in the preamble.
“Member Nonrecourse Debt” has the meaning given such term in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”
“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Member Sponsors” has the meaning given such term in Section 4.2(f).
“Members” has the meaning given such term in the preamble.
“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments (without duplication):

(a)any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such income or loss;

(b)any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss, shall be subtracted from such taxable income or loss;

(c)in the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (b) or (c) of the definition of “Gross Asset Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed based on the Gross Asset Value of the property;

(f)to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)any items which are specially allocated pursuant to the provisions of Section 6.3 shall not be taken into account in computing Net Income or Net Loss.

“Net Realized Gain” means, with respect to any Liquidity Event in respect of an Investment, an amount (which amount shall not be less than zero) equal to (a) Investment Proceeds in respect of such Investment less (b) Investment Cost for such Investment less (c) Allocable Management Fees for such Investment less (d) Unreturned Investment Costs, if any, in respect of any Realized Investment.
“Net Unrealized Loss” means, as of any Net Unrealized Loss Measurement Date, an amount equal to (a) the aggregate Investment Cost of each Investment then held by the Company plus (b) the Allocable Management Fees for each such Investment less (c) the aggregate of the FMV of each such Investment as of such date. For the avoidance of doubt, Net Unrealized Loss cannot be less than zero.
“Net Unrealized Loss Measurement Date” means (a) the date of a Liquidity Event, (b) the last day of any Fiscal Year upon which Net Unrealized Loss is calculated, or (c) the Termination Date.
“Nonrecourse Deductions” has the meaning given such term in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
“Nonrecourse Liability” has the meaning given such term in Regulations Section 1.704-2(b)(3).

“Percentage Interests” means the interest, expressed as a percentage, in the Company held by a Member as set forth on Schedule II, as may be amended in accordance with the terms hereof.
“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an estate, a nominee, an unincorporated organization or a government or any department or agency or political subdivision thereof.
“Prior Agreement” has the meaning given such term in the recitals.
“Profits Interest” has the meaning given such term in Section 3.5(a).
“Proposed Payment Calculation” has the meaning given such term in Section 5.7(a).
“Proposed Rules” has the meaning given such term in Section 3.5(b)(i).
“Public Offering” means an initial public offering or any subsequent public offering of the securities of an Investment pursuant to a registration statement under the Securities Act of 1933, as amended, which public offering has been declared effective by the Securities and Exchange Commission (or, in the case of an Up-C or similar structure, such an initial public offering of the securities of an affiliate of an Investment). If the Company retains any securities in the Investment following a Public Offering of such Investment’s securities, a subsequent Liquidity Event may occur with respect to such retained securities.
“Realized Investment” means any Investment that has previously been the subject of a Liquidity Event.
“Regulations” means the Income Tax Regulations promulgated under the Code, as amended.
“Regulatory Allocations” has the meaning given such term in Section 6.3(g).
“Remaining Net Unrealized Loss” means, subsequent to a partial payment pursuant to Section 5.3 in respect of any Catch-up Amount, an amount equal to (a) the Applicable Net Unrealized Loss immediately prior to the Net Unrealized Loss Measurement Date to which such partial payment relates minus (b) the Subsequent Net Unrealized Gain on such Net Unrealized Loss Measurement Date.
“Representatives” has the meaning given such term in Section 9.1.
“Safe Harbor Election” has the meaning given such term in Section 3.5(b)(i).
“Subsequent Net Unrealized Gain” means, with respect to any Liquidity Event in respect of an Investment for which the Carry Amount was determined based upon the HWM Carry Amount (rather than the Gross Carry Amount) and as of any subsequent Net Unrealized Loss Measurement Date, the excess, if any, of (a) the aggregate of the FMV of all Investments then held by the Company as of such Net Unrealized Loss Measurement Date, over (b) the aggregate of the FMV of all such Investments as of the date of such Liquidity Event; provided that, to the extent that Trasimene previously received a partial payment pursuant to Section 5.3 in respect of any such Catch-up Amount, then the “Subsequent Net Unrealized Gain” means the excess, if any, of (a) the aggregate of the FMV of all Investments then held by the Company as of such Net Unrealized Loss Measurement Date, over (b) the aggregate of the FMV of all such Investments as of the date of such partial payment; provided, further, that, if an Investment that was the basis of an Applicable Net Unrealized Loss is subsequently the subject of a Liquidity Event where the Investment Proceeds are less than (x) the Investment Cost of such Investment plus (y) the Allocable Management Fees for such Investment, then, at such time, if any, as the Unreturned Investment Cost in respect of such Investment is reduced to zero as a result of the application of Investment Proceeds in respect of other Investments pursuant to the definitions of “HWM Realized Gain” and “Net Realized Gain” in respect of such Investment, the Subsequent Net Unrealized Gain as of such date shall equal the Applicable Net Unrealized Loss (to the extent that there is any remaining Catch-up Amount attributable to such Applicable Net Unrealized Loss); provided, further, that, if an Investment that was the basis of an Applicable Net Unrealized Loss is subsequently the subject of a Liquidity Event where the “Net Realized Gain” or “HWM Realized Gain” is in excess of such Applicable Net Unrealized Loss, the Subsequent Net Unrealized Gain as of such date shall be equal to the amount of the Applicable Net Unrealized Loss as of the immediately preceding Net Unrealized Loss Measurement Date (to the extent that there is any remaining Catch-up Amount attributable to such Applicable Net Unrealized Loss).
“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.
“Tax Matters Representative” has the meaning given such term in Section 7.1(a).
“Termination Date” means any termination of the Management Services Agreement pursuant to Section 8.1 or Section 8.2 thereof.
“Tier 1 Net Realized Gain” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the portion of Net Realized Gain in respect of such Investment attributable to an Investment Multiple of up to 2.0X.
“Tier 1 HWM Realized Gain” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the portion of HWM Realized Gain in respect of such Investment attributable to an Investment Multiple of up to 2.0X.
“Tier 2 HWM Realized Gain” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the portion of HWM Realized Gain in respect of such Investment, if any, attributable to an Investment Multiple in excess of 2.0X
“Tier 2 Net Realized Gain” means, with respect to any Liquidity Event in respect of any Investment, an amount equal to the portion of Net Realized Gain in respect of such Investment, if any, attributable to an Investment Multiple in excess of 2.0X.
“Trasimene” has the meaning given such term in the preamble.
“Trasimene Appraiser” means an Appraiser selected by Trasimene, in its sole discretion.
“Unapplied Net Unrealized Loss” means, as of any Net Unrealized Loss Measurement Date, the Net Unrealized Loss at such date that exceeds the Net Unrealized Loss as of the immediately preceding Net Unrealized Loss Measurement Date on which a Catch-up Amount became outstanding; provided that with respect to the any measurement date prior to the first Catch-up Amount, if any, becoming outstanding, “Unapplied Net Unrealized Loss” shall mean the Net Unrealized Loss at such date
“Unreturned Investment Cost” means, with respect to an Investment as of any date of determination, an amount (which amount shall not be less than zero) equal to (a) the Investment Cost of such Investment plus (b) the Allocable Management Fees for such Investment less (c) the Investment Proceeds in respect of such Investment as of such date, including the application of Investment Proceeds in respect of other

Investments pursuant to the definitions of “HWM Realized Gain” and “Net Realized Gain” in respect of such Investment as of such date.
12.2    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.3    Entire Agreement. Except as otherwise expressly set forth herein, this document (including the Management Services Agreement and any other exhibits and schedules hereto) embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.4    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Members and any subsequent holders of any LLC Interest and the respective successors and assigns of each of them, so long as they hold any LLC Interest.

12.5    Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied, facsimile or electronic pdf signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

12.6    Remedies. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12.7    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed), delivered personally, five (5) days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices to the Company will be sent to:

Cannae Holdings, LLC
1701 Village Center Circle
Las Vegas, Nevada 89134
Attention: Managing Director, General Counsel and Corporate Secretary
Facsimile: (702) 234-3251

with copies (which shall not constitute notice) to:
Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Attention: Executive Vice President, General Counsel and Corporate Secretary
Facsimile: (702) 234-3251

Trasimene Capital Management, LLC
1701 Village Center Circle
Las Vegas, Nevada 89134
Attention: Managing Director, General Counsel and Corporate Secretary
Facsimile: (702) 234-3251

Notices to any Member will be sent to the address set forth opposite such Member’s name on Schedule I attached hereto.
12.8    Governing Law. The Act shall govern all questions arising under this Agreement concerning the relative rights of the Company and its Members. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

12.9    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Nevada, County of Clark and City of Las Vegas or in the United States District Court for the District of Nevada and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.7 or Schedule I hereto, as applicable; such service to become effective ten (10) days after such mailing. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Nevada for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties hereto.

Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.9 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.
The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties may have.
Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the parties hereto directly or indirectly arising out of, under or in connection with this Agreement or disputes relating hereto. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.9.
12.10    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.11    Business Opportunities. Except to the extent otherwise agreed between any Member or any officer, on the one hand, and the Company or any of its Affiliates, on the other hand, any officer and any Member and any Affiliate of such Member may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or entity, and the Company and the Members shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No officer, Member nor any Affiliate thereof shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any officer, Member or any Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

12.12    No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an indemnified Person, including any Member Sponsor, pursuant to Section 4.4, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

12.13    Other Instruments and Acts. The Members agree to execute any other instruments and perform any other acts that are or may be necessary to effectuate and carry on the affairs of the Company.

12.14    Construction. Definitions in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including without limitation.” It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

12.15    Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company.

12.16    Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Member as provided in this Agreement, no Person shall be considered a Member. The Company and the Managing Member owe duties only to the Company and its Members and the provisions of this Agreement applicable to Members (other than Section 4.4, which are enforceable by the Person specified therein) are only enforceable by Persons so named or admitted as Members.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have executed this Amended and Restated Operating Agreement on the day and year first above written.

Cannae Holdings, LLC By: /s/Brent B. Bickett Name: Brent B. Bickett Title: Managing Director
Cannae Holdings, Inc. By: /s/Brent B. Bickett Name: Brent B. Bickett Title: President Cannae Holdco, Inc. By: /s/Brent B. Bickett Name: Brent B. Bickett Title: President
Trasimene Capital Management, LLC By: /s/Michael L. Gravelle Name: Michael L. Gravelle Title: Managing Director, General Counsel and Corporate Secretary

SCHEDULE I
LIST OF MEMBERS

Name of Member	Address
Cannae Holdings, Inc.	1701 Village Center Circle Las Vegas, Nevada 89134 Attention: Executive Vice President, General Counsel and Corporate Secretary
Trasimene Capital Management, LLC	1701 Village Center Circle Las Vegas, Nevada 89134 Attention: Managing Director, General Counsel and Corporate Secretary
Cannae Holdco, Inc.	1701 Village Center Circle Las Vegas, Nevada 89134 Attention: Managing Director, General Counsel and Corporate Secretary

SCHEDULE II
PERCENTAGE INTERESTS

Name of Member	Percentage Interest
Cannae Holdings, Inc.	99%
Cannae Holdco, Inc.	1%

SCHEDULE III
OFFICERS

Name	Title
William P. Foley, II	Senior Managing Director
Brent B. Bickett	Managing Director
Richard L. Cox	Managing Director and Chief Financial Officer
David W. Ducommun	Managing Director, Corporate Finance
Michael L. Gravelle	Managing Director, General Counsel and Corporate Secretary

SCHEDULE IV
BEGINNING MARKS

•	American Blue Ribbon Holdings, LLC - $314,286,000

•	FNF NV Brasada, LLC - $10,811,000

•	Colt Holding LLC - $28,134,000

•	The Dun & Bradstreet Corporation - $528,000,000

•	Fractal Industries, Inc. - $30,000,000

•	Rock Creek Idaho Holdings, LLC - $36,034,000

•	Rock Creek Ridge at Sun-Up Bay, LLC - $32,000

•	Triple Tree (IMO) - $1,000,000, Triple Tree Holdings, LLC - $16,404,000 and Triple Tree (OneDigital Health and Benefits, Inc.) - $1,000,000

•	T-System Group, Inc. - $200,000,000

•	Verge Investments, LLC - $5,000,000

•	Wine Direct, Inc. - $9,554,000

SCHEDULE V
ILLUSTRATIVE EXAMPLES

CONFIDENTIAL

Scenario 1: 100% of Investment A sold at $300

Assumptions

- **Management Fee:** 1.5% per annum allocated per dollar invested
  - Deducted from gross realized gain to arrive at Net Realized Gain
- **Applicable Carry Amount:**
  - Carry Amount is payable if IRR exceeds 8% Hurdle Rate
  - Tier 1: applicable Carry Amount of 15% for Net Realized Gain between 1x to 2x cash-on-cash return
  - Tier 2: applicable Carry Amount of 20% for Net Realized Gain above 2x cash-on-cash return
  - *Note: Carry Amount calculated in this illustration is for Gross Carry Amount; please see Scenarios 3 & 4 for illustrative application of HWM Carry Amount*
- **Year 0:** Invest $100 in Investment A
- **Year 3:** Sell 100% of Investment A at $300 in Year 3

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$300.0
(÷) % of Investment A Monetized	100.0%
Investment A Valuation	$300.0
(-) Investment Cost	($100.0)
Gross realized gain / (loss)	$200.0
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Realized Gain / (Loss) on Investment A	$195.5
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$100.0
Tier 2 Net Realized Gain	$95.5
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$34.1**

CANNAE HOLDINGS

1

J.P.Morgan

CONFIDENTIAL

Scenario 2: 30% of Investment A sold at $90; Carry Amount based on realized gain for portion monetized

Assumptions

- **Management Fee:** 1.5% per annum allocated per dollar invested
  - Deducted from gross realized gain to arrive at Net Realized Gain
- **Applicable Carry Amount:**
  - Carry Amount is payable if IRR exceeds 8% Hurdle Rate
  - Tier 1: applicable Carry Amount of 15% for Net Realized Gain between 1x to 2x cash-on-cash return
  - Tier 2: applicable Carry Amount of 20% for Net Realized Gain above 2x cash-on-cash return
  - *Note: Carry Amount calculated in this illustration is Gross Carry Amount; please see Scenarios 3 & 4 for illustrative application of HWM Carry Amount*
- **Year 0:** Invest $100 in Investment A
- **Year 3:** Sell 30% of Investment A at $90 in Year 3
  - Example illustrated below assumes Carry Amount payable is based on Net Realized Gain of $58.7 for the 30% monetized

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$90.0
(÷) % of Investment A Monetized	30.0%
Investment A Valuation for % Monetized	$90.0
(-) Investment Cost for % Monetized	($30.0)
Gross realized gain / (loss) for % Monetized	$60.0
(-) Allocable Management Fees (1.5% x 3 Years)	($1.4)
Net Realized Gain / (Loss) on Investment A % Monetized	$58.7
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$30.0
Tier 2 Net Realized Gain	$28.7
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$10.2**

CANNAE HOLDINGS
3
J.P.Morgan

CONFIDENTIAL

Scenario 3(a): Investment A sold at $200 gross gain & Investment B has unrealized gross loss of $50 in Year 3

Assumptions

- **Year 0:** Invest $100 in Investment A; Invest $100 in Investment B
- **Year 3:** Sell 100% of Investment A at $300 in Year 3 (gross realized gain of $200); Investment B is valued at $50 (gross unrealized loss of $50)
  - Carry Amount payable on Investment A realization is capped by the HWM Carry Amount

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$300.0
(÷) % of Investment A Monetized	100.0%
Investment A Valuation	$300.0
(-) Investment Cost	($100.0)
Gross realized gain / (loss)	$200.0
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Realized Gain / (Loss) on Investment A	$195.5
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$100.0
Tier 2 Net Realized Gain	$95.5
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$34.1**

Investment B Valuation in Year 3	$50.0
(-) Investment Cost	($100.0)
Gross unrealized gain / (loss)	($50.0)
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Unrealized Gain / Loss on Investment B in Year 3	($54.5)
HWM Realized Gain in Year 3	$141.0
Tier 1 HWM Realized Gain on Investment A	$100.0
Tier 2 HWM Realized Gain on Investment A	$41.0
HWM Carry Amount	**$23.2**

Note: Same Allocable Management Fee and Carry Amount assumptions as Scenario 1

CANNAE HOLDINGS

4

J.P.Morgan

CONFIDENTIAL

Scenario 3(b): Investment A sold at $200 gross gain & Investment B has unrealized gross loss of $50 in Year 3; Investment B sold at cost in Year 5

Assumptions

- Year 0: Invest $100 in Investment A; Invest $100 in Investment B
- Year 3: Sell 100% of Investment A at $300 in Year 3 (gross realized gain of $200); Investment B is valued at $50 (gross unrealized loss of $50)
- Year 5: Investment B valuation recovers; sell 100% of Investment B at $100 (at cost); HWM Realized Gain results in a "catch-up" payment related to Investment A

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$300.0
(÷) % of Investment A Monetized	100.0%
Investment A Valuation	$300.0
(-) Investment Cost	($100.0)
Gross realized gain / (loss)	$200.0
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Realized Gain / (Loss) on Investment A	$195.5
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$100.0
Tier 2 Net Realized Gain	$95.5
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$34.1**

Investment B Realization Event in Year 5

Investment B Valuation in Year 5	$100.0
(-) Investment Cost	($100.0)
Gross unrealized gain / (loss)	$0.0
(-) Allocable Management Fees (1.5% x 5 Years)	($7.5)
Net Realized Gain / Loss on Investment B in Year 5	($7.5)
HWM Realized Gain in Year 5	$188.0
Tier 1 HWM Realized Gain on Investment A	$100.0
Tier 2 HWM Realized Gain on Investment A	$88.0
Total Carry Amount Payable Capped by Year 5 HWM Carry Amount	**$32.6**
(-) Previously Paid Carry Amount in Year 3	($23.2)
"Catch-up" Amount Payable in Year 5	**$9.4**

Note: Same Allocable Management Fee and Carry Amount assumptions as Scenario 1

CANNAE HOLDINGS

5

J.P.Morgan

CONFIDENTIAL

Scenario 4(a): Investment A sold at $200 gross gain & Investment B has unrealized gross loss of $150 in Year 3

Assumptions

- **Year 0:** Invest $100 in Investment A; Invest $200 in Investment B
- **Year 3:** Sell 100% of Investment A at $300 in Year 3 (gross realized gain of $200); Investment B is valued at $50 (gross unrealized loss of $150)
  - Carry Amount payable on Investment A realization is capped by HWM Carry Amount

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$300.0
(÷) % of Investment A Monetized	100.0%
Investment A Valuation	$300.0
(-) Investment Cost	($100.0)
Gross realized gain / (loss)	$200.0
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Realized Gain / (Loss) on Investment A	$195.5
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$100.0
Tier 2 Net Realized Gain	$95.5
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$34.1**

Investment B Valuation in Year 3	$50.0
(-) Investment Cost	($200.0)
Gross unrealized gain / (loss)	($150.0)
(-) Allocable Management Fees (1.5% x 3 Years)	($9.0)
Net Unrealized Gain / Loss on Investment B in Year 3	($159.0)
HWM Realized Gain in Year 3	$36.5
Tier 1 HWM Realized Gain on Investment A	$36.5
Tier 2 HWM Realized Gain on Investment A	$0.0
HWM Carry Amount	**$5.5**

Note: Same Allocable Management Fee and Carry Amount assumptions as Scenario 1

CANNAE HOLDINGS

6

J.P.Morgan

CONFIDENTIAL

Scenario 4(b): Investment A sold at $200 gross gain & Investment B has unrealized gross loss of $150 in Year 3; Investment B sold at cost in Year 5

Assumptions

- **Year 0:** Invest $100 in Investment A; Invest $200 in Investment B
- **Year 3:** Sell 100% of Investment A at $300 in Year 3 (gross realized gain of $200); Investment B is valued at $50 (gross unrealized loss of $150)
- **Year 5:** Investment B valuation recovers; sell 100% of Investment B at $200 (at cost); increase in HWM Realized Gain results in a "catch-up" payment related to Investment A

Investment A Realization Event in Year 3

Investment Proceeds for Investment A in Year 3	$300.0
(÷) % of Investment A Monetized	100.0%
Investment A Valuation	$300.0
(-) Investment Cost	($100.0)
Gross realized gain / (loss)	$200.0
(-) Allocable Management Fees (1.5% x 3 Years)	($4.5)
Net Realized Gain / (Loss) on Investment A	$195.5
Memo: Annualized IRR Over 3 Years	*43.5%*
Memo: Annualized IRR Exceed 8% Hurdle Rate	*Yes*
Tier 1 Net Realized Gain	$100.0
Tier 2 Net Realized Gain	$95.5
Gross Carry Amount Payable (Prior to Application of HWM Carry Amount)	**$34.1**

Investment B Realization Event in Year 5

Investment B Valuation in Year 5	$200.0
(-) Investment Cost	($200.0)
Gross unrealized gain / (loss)	$0.0
(-) Allocable Management Fees (1.5% x 5 Years)	($15.0)
Net Realized Gain / Loss on Investment B in Year 5	($15.0)
HWM Realized Gain in Year 5	$180.5
Tier 1 HWM Realized Gain on Investment A	$100.0
Tier 2 HWM Realized Gain on Investment A	$80.5
Total Carry Amount Payable Capped by Year 5 HWM Carry Amount	**$31.1**
(-) Previously Paid Carry Amount in Year 3	($5.5)
"Catch-up" Amount Payable in Year 5	**$25.6**

Note: Same Allocable Management Fee and Carry Amount assumptions as Scenario 1

CANNAE HOLDINGS

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J.P.Morgan

Exhibit A
MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT
BY AND AMONG
CANNAE HOLDINGS, INC.,
CANNAE HOLDINGS, LLC
AND
TRASIMENE CAPITAL MANAGEMENT, LLC
Dated as of August 27, 2019

Effective as of September 1, 2019

Page

Article I	DEFINITIONS 1

Section 1.1.	Definitions 1

Article II	APPOINTMENT OF THE MANAGER; TERM 6

Section 2.1.	Appointment 6

Section 2.2.	Term 6

Article III	OBLIGATIONS OF THE PARTIES 6

Section 3.1.	Obligations of the Manager 6

Section 3.2.	Obligations of Cannae Inc 7

Section 3.3.	Business Opportunities 8

Section 3.4.	Change of Services 9

Article IV	POWERS OF THE MANAGER 9

Section 4.1.	Powers of the Manager 9

Section 4.2.	Delegation 9

Article V	INSPECTION OF RECORDS 9

Section 5.1.	Books and Records of Cannae Inc 9

Section 5.2.	Books and Records of the Manager 10

Article VI	AUTHORITY OF CANNAE INC. AND THE MANAGER 10

Article VII	MANAGEMENT FEE; EXPENSES 10

Section 7.1.	Management Fee 10

Section 7.2.	Reimbursement of Expenses 12

Article VIII	TERMINATION 14

Section 8.1.	Termination by the Manager 14

Section 8.2.	Termination by Cannae Inc 14

Section 8.3.	Directions 14

Section 8.4.	Payments Upon Termination 15

Section 8.5.	Change in Control of Cannae Inc 15

Article IX	INDEMNITY 15

Section 9.1.	Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of Cannae Inc 15

Section 9.2.	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of Cannae Inc 16

Section 9.3.	Authorization of Indemnification 16

Section 9.4.	Good Faith Defined 16

Section 9.5.	Indemnification by a Court 16

Section 9.6.	Expenses Payable in Advance 17

Section 9.7.	Nonexclusivity of Indemnification and Advancement of Expenses 17

Section 9.8.	Insurance 17

Section 9.9.	Survival of Indemnification and Advancement of Expenses 17

Section 9.10.	Secondary Indemnification 17

Article X	LIMITATION OF LIABILITY OF THE MANAGER 18

Section 10.1.	Limitation of Liability 18

Section 10.2.	Reliance of Manager 18

Article XI	LEGAL ACTIONS 18

Section 11.1.	Third Party Claims 18

Article XII	MISCELLANEOUS 19

Section 12.1.	Obligation of Good Faith; No Fiduciary Duties 19

Section 12.2.	Binding Effect 19

Section 12.3.	Compliance 19

Section 12.4.	Effect of Termination 19

Section 12.5.	Notices 19

Section 12.6.	Headings 20

Section 12.7.	Applicable Law 20

Section 12.8.	Submission to Jurisdiction; Waiver of Jury Trial 20

Section 12.9.	Amendment; Waivers 21

Section 12.10.	Remedies to Prevailing Party 21

Section 12.11.	Severability 21

Section 12.12.	Benefits Only to Parties 21

Section 12.13.	Further Assurances 21

Section 12.14.	No Strict Construction 21

Section 12.15.	Entire Agreement 21

Section 12.16.	Assignment 21

Section 12.17.	Confidentiality 22

Section 12.18.	Counterparts 22

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of August 27, 2019, with effect as of September 1, 2019 ("the Effective Date") by and between Cannae Holdings, Inc., a Delaware corporation (“Cannae Inc.”), Cannae Holdings, LLC, a Delaware limited liability corporation (“Cannae LLC”), and Trasimene Capital Management, LLC, a Delaware limited liability company (the “Manager”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”
WHEREAS, Cannae Inc. and Cannae LLC desire to retain the Manager to provide the Services described herein on the terms and subject to the conditions set forth herein, and the Manager wishes to be retained to provide such Services.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the Parties hereto agree as follows:
ARTICLE I

DEFINITIONS

Section 1.1Definitions. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Adjusted Management Fee” has the meaning set forth in Section 7.1(c) hereof.
“Adjustment Date” has the meaning set forth in Section 7.1(c) hereof.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member, manager or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Automatic Renewal Term” has the meaning set forth in Section 2.2 hereof.
“Board” means the board of directors of Cannae Inc.
“Built-In Gain” has the meaning set forth in the LLC Agreement.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.
“Cannae Inc.” has the meaning set forth in the preamble of this Agreement.
“Cannae LLC” has the meaning set forth in the preamble of this Agreement.

1

“Cannae Officer Compensation Fees” means the aggregate compensation paid by Cannae LLC to Cannae Inc.’s named executive officers, which as of the Effective Date shall be Brent Bickett, as President, Richard Cox, as Chief Financial Officer, Michael Gravelle, as General Counsel and Corporate Secretary, and David Ducommun, as Senior Vice President of Corporate Finance of Cannae Inc., each acting solely in his capacity as an officer of Cannae Inc. and not as an officer, employee or agent of the Manager, in connection with their services advising the Board with respect to acquisitions, dispositions and similar transactions related to target businesses or any other assets of Cannae Inc. or the Subsidiaries.
“Calculation Date” means, with respect to any Fiscal Quarter, the last day of such Fiscal Quarter.
“Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:
(a) an acquisition immediately after which any Person possesses direct or indirect beneficial ownership of 50% or more of either the then outstanding shares of common stock of Cannae Inc. or the combined voting power of the then outstanding voting securities of Cannae Inc. entitled to vote generally in the election of directors (the “Outstanding Cannae Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from Cannae Inc., other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Cannae Inc., (ii) any acquisition by Cannae Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Cannae Inc. or any Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this definition; or
(b) during any period of two (2) consecutive years, the individuals who, as of the beginning of such period, constitute the Board (for purposes of this definition, such Board shall be referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the stockholders of Cannae Inc., was approved by a vote of at least two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(c) consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of Cannae Inc. (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals and entities who have beneficial ownership, respectively, of the outstanding shares of common stock of Cannae Inc. and Outstanding Cannae Voting Securities immediately prior to such Corporate Transaction will have beneficial ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, Cannae Inc. or a corporation that as a result of such transaction owns Cannae Inc. or all or substantially all of Cannae Inc.’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding shares of common stock of Cannae Inc. and Outstanding Cannae Voting Securities, as the case may be; (ii) no Person (other than (1) Cannae Inc., (2) an employee benefit plan (or related trust) sponsored or maintained by Cannae Inc. or Resulting Corporation, or (3) any entity controlled by Cannae Inc. or Resulting Corporation) will have beneficial

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ownership, directly or indirectly, of 50% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or
(d) the approval by the stockholders of Cannae Inc. of a complete liquidation or dissolution of Cannae Inc.
“Chief Financial Officer” means the Chief Financial Officer of Cannae Inc., including any interim Chief Financial Officer.
“Cost of Invested Capital” means the following values for each Portfolio Company:

•	American Blue Ribbon Holdings, LLC - $314,286,000

•	FNF NV Brasada, LLC - $10,811,000

•	Colt Holding LLC - $28,134,000

•	The Dun & Bradstreet Corporation - $528,000,000

•	Fractal Industries, Inc. - $30,000,000

•	Rock Creek Idaho Holdings, LLC - $36,034,000

•	Rock Creek Ridge at Sun-Up Bay, LLC - $32,000

•	Triple Tree (IMO) - $1,000,000, Triple Tree Holdings, LLC - $16,404,000 and Triple Tree (OneDigital Health and Benefits, Inc.) - $1,000,000

•	T-System Group, Inc. - $200,000,000

•	Verge Investments, LLC - $5,000,000

•	Wine Direct, Inc. - $9,554,000

The Cost of Invested Capital will automatically be increased by the amount of any additional capital contributions or investments in the portfolio companies made after the Effective Date.  The Cost of Invested Capital for new Portfolio Companies shall equal Cannae’s basis in such new Portfolio Company when acquired.
“Effective Date” has the meaning set forth in the preamble of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expenses” has the meaning set forth in Section 7.2(a) hereof.
“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.
“Final Management Fee” has the meaning set forth in Section 7.1(b) hereof.
“Fiscal Quarter” means Cannae Inc.’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.
“Fiscal Year” means Cannae Inc.’s fiscal year for purposes of reporting its income for federal income tax purposes.

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“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.
“Gross Carry Amount” has the meaning set forth in the LLC Agreement.
“Incur” means, with respect to any Indebtedness or other obligation of a Person, to create, issue, acquire (by conversion, exchange or otherwise), assume, suffer, guarantee or otherwise become liable in respect of such Indebtedness or other obligation.
“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.
“Initial Term” has the meaning set forth in Section 2.2 hereof.
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investments” means investments of Cannae Inc. and the Subsidiaries.
“LLC Agreement” means the Amended & Restated Operating Agreement of Cannae Holdings, LLC, including all exhibits and schedules attached thereto, as may be amended, revised, supplemented or otherwise modified from time to time.
“Management Fee” has the meaning set forth in Section 7.1(a) hereof.
“Management Fee Payment Date” means, with respect to any Calculation Date, the date that is ten (10) Business Days following the receipt by Cannae Inc. and Cannae LLC of the calculation of the Management Fee from the MSA Administrator with respect to such Calculation Date.
“Manager” has the meaning set forth in the preamble of this Agreement.
“Manager Indemnitee” has the meaning set forth in Section 9.1 hereof.
“Manager Termination Notice” has the meaning set forth in Section 8.1 hereof.
“MSA Administrator” means, as of any Calculation Date, (i) for so long as this Agreement remains in full force and effect as of such Calculation Date, the Manager, and (ii) thereafter, the Chief Financial Officer.
“Offsetting Merger and Acquisition Advisory Fees” means the aggregate fees paid directly by any Subsidiary of Cannae Inc. to the Manager for the performance by the Manager of merger and acquisition advisory services (which may or may not be similar to the Services) for such Subsidiary.

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“Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) consistent with the past practices of such Person and is taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be specifically authorized or approved by the board of directors of such Person.
“Over-Paid Management Fees” means, as of any Calculation Date, the amount by which (i) Adjusted Management Fees that were actually paid on all Management Fee Payment Dates preceding such Calculation Date, exceeded (ii) Adjusted Management Fees that were actually due and payable by Cannae LLC on all such Management Fee Payment Dates, as determined by the MSA Administrator upon availability of Cannae Inc.’s final consolidated financial statements in accordance with Section 7.1(e); provided, that such amount shall not be less than zero.
“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.
“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an estate, a nominee, an unincorporated organization or a government or any department or agency or political subdivision thereof.
“Portfolio Company,” individually or, collectively, “Portfolio Companies,” means each of the following entities and any new portfolio company acquired by Cannae, Inc. or any of the Subsidiaries after the Effective Date that the Board determines is a Portfolio Company: American Blue Ribbon Holdings, LLC; FNF NV Brasada, LLC; Colt Holding LLC; The Dun & Bradstreet Corporation, Fractal Industries, Inc., Rock Creek Idaho Holdings, LLC; Rock Creek Ridge at Sun-Up Bay, LLC; Triple Tree Holdings, LLC; T-System Group, Inc.; Verge Investments, LLC; Wine Direct, Inc.
“Securities Act” means the Securities Act of 1933, as amended.
“Services” has the meaning set forth in Section 3.1(b) hereof.
“Shared Merger and Acquisition Advisory Fees” means (a) 25% of the aggregate fees paid directly by any less than 50% directly or indirectly-owned subsidiary of Cannae Inc. to the Manager for the performance by the Manager of merger and acquisition advisory services (which may or may not be similar to the Services) for such less than 50% directly or indirectly-owned subsidiary of Cannae Inc or (b) 25% of the aggregate fees paid directly by any third party unaffiliated with Cannae Inc. to the Manager for the performance by the Manager of merger and acquisition advisory services (which may or may not be similar to the Services) for such third party.
“Subsidiary” means, with respect to Cannae Inc., any other Person in which Cannae Inc., directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.
“Termination Date” has the meaning set forth in Section 8.3 hereof.
“Termination Fee” means, as of the Termination Date, the amount equal to the sum of (a) the average annual Management Fee earned by the Manager during the twenty-four (24) month period immediately preceding such Termination Date plus (b) the Gross Carry Amount on the Built-In Gain as of such Termination Date.
“Termination Notice” has the meaning set forth in Section 8.3 hereof.

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“Under-Paid Management Fees” means, as of any Calculation Date, the amount by which (i) Adjusted Management Fees that were actually due and payable by Cannae Inc. on all Management Fee Payment Dates preceding such Calculation Date, as determined by the MSA Administrator upon availability of Cannae Inc.’s final consolidated financial statements in accordance with in Section 7.1(e) exceeded (ii) Adjusted Management Fees that were actually paid on all such Management Fee Payment Dates; provided, that such amount shall not be less than zero.
ARTICLE II

APPOINTMENT OF THE MANAGER; TERM

Section 2.1     Appointment. Cannae Inc. and Cannae LLC hereby agree to, and hereby do, appoint the Manager to perform the Services as set forth in Section 3.1 hereof and in accordance with the terms of this Agreement.

Section 2.2     Term. This Agreement is effective as of the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the fifth (5th) anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless terminated in accordance with the terms hereof.

ARTICLE III

OBLIGATIONS OF THE PARTIES

Section 3.1    Obligations of the Manager.

(a)Subject to the oversight and supervision of the Board and the terms and conditions of this Agreement, the Manager shall during the term of this Agreement (including any Automatic Renewal Term) (i) perform the Services as set forth in Section 3.1(b) below and (ii) comply with the provisions of the LLC Agreement, as amended from time to time, and the operational objectives and business plans of Cannae Inc. in existence from time to time. Cannae Inc. shall promptly provide the Manager with all amendments to the LLC Agreement and all stated operational objectives and business plans of Cannae Inc. (and the Subsidiaries, as applicable) approved by the Board and any other available information reasonably requested by the Manager.

(b)Subject to Article VII, the Manager agrees and covenants that it shall perform the following services (as may be modified from time to time pursuant to Section 3.4 hereof, the “Services”):

(i)manage Cannae Inc.’s and the Subsidiaries’ day-to-day business and operations, including assisting Cannae Inc. and the Subsidiaries in complying with all regulatory requirements applicable to Cannae Inc. and the Subsidiaries in respect of Cannae Inc.’s and the Subsidiaries’ business activities;
(ii)evaluate the financial and operational performance of any of the Subsidiaries, including monitoring the business and operations thereof, and the financial performance of any of Cannae Inc.’s or the Subsidiaries’ other assets;
(iii)provide, as determined necessary by the Manager and in accordance with the terms and conditions of this Agreement and the LLC Agreement, a management team to serve as executive officers of Cannae Inc. and the Subsidiaries or as members of the Board; and

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(iv)subject to the other provisions of this Agreement, perform any other services for and on behalf of Cannae Inc. and the Subsidiaries to the extent that such services are consistent with those that are customarily performed by the executive officers and employees of a publicly listed company.

The foregoing Services shall include, but are not limited to, the following: (1) establishing and maintaining books and records of Cannae Inc. and the Subsidiaries in accordance with customary practice and GAAP; (2) recommend to the Board changes or other modifications in the capital structure of Cannae Inc. or the Subsidiaries, including repurchases; (3) recommend to the Board the engagement of or, if approval is not otherwise required hereunder, engage agents, consultants or other third party service providers to Cannae Inc. and the Subsidiaries, including accountants, lawyers or experts, in each case, as may be needed by Cannae Inc. or the Subsidiaries from time to time; (4) maintain Cannae Inc.’s and the Subsidiaries’ property and assets in the Ordinary Course of Business; (5) manage or oversee litigation, administrative or regulatory proceedings, investigations or any other reviews of Cannae Inc.’s and/or the Subsidiaries’ business or operations that may arise in the Ordinary Course of Business or otherwise, subject to the approval of the Board to the extent necessary in connection with the settlement, compromise, consent to the entry of an order or judgment or other agreement resolving any of the foregoing; (6) establish and maintain appropriate insurance policies with respect to Cannae Inc.’s and the Subsidiaries’ business and operations; (7) recommend to the Board the payment of dividends or other distributions on the equity interests of Cannae Inc.; (8) attend to the timely calculation and payment of taxes payable, and the filing of all taxes return due, by Cannae Inc. and the Subsidiaries; and (9) make loans to, or arrange loans on behalf of, the Portfolio Companies.
(c)In connection with the performance of its obligations under this Agreement, the Manager shall be required to comply with Cannae Inc.’s internal policies and procedures regarding any actions requiring Board approval, as otherwise required by any Board (or any applicable committee thereof) or Cannae Inc.’s officers or as otherwise required by applicable law.

(d)In connection with the performance of the Services under this Agreement, the Manager shall be required to comply with Cannae Inc.’s internal compliance policies and procedures.

(e)In connection with the performance of the Services under this Agreement, the Manager shall have all necessary power and authority to perform, or cause to be performed, such Services on behalf of Cannae Inc. and the Subsidiaries.

(f)In connection with the performance of its obligations under this Agreement, the Manager is not permitted to, and nothing in this Agreement shall require the Manager to, engage in any activities that would cause it to become an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act, or any successor provision thereto. It is expressly acknowledged and agreed by Cannae Inc. that the Manager shall not advise Cannae Inc. or the Subsidiaries as to the value of securities or as to the advisability of investing in, purchasing, or selling securities.

(g)While the Manager is providing the Services under this Agreement, the Manager shall also be permitted to provide services, including services similar to the Services covered hereby, to other Persons, including Affiliates of the Manager, but the Manager shall not render any services to any other Person on behalf of Cannae Inc. or the Subsidiaries. This Agreement and the Manager’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between the Manager and its Affiliates, on the one hand, and Cannae Inc. and the Subsidiaries, on the other.

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Section 3.2    Obligations of Cannae Inc.
(a)Cannae Inc. shall, and shall cause the Subsidiaries to, do all things reasonably necessary as requested by the Manager consistent with the terms of this Agreement to enable the Manager to fulfill its obligations under this Agreement.

(b)Cannae Inc. shall:
i.direct its officers and employees to act in accordance with the terms of this Agreement and the reasonable directions of the Manager in fulfilling the Manager’s obligations hereunder and allowing the Manager to exercise its powers and rights hereunder; and
ii.provide to the Manager all access, information and reports (including monthly management reports and all other relevant reports), which the Manager may reasonably require and on such dates as the Manager may reasonably require.

(c)Without the prior written consent of the Manager, Cannae Inc. shall not amend any provision of the LLC Agreement that adversely affects, either directly or indirectly, the rights of the Manager hereunder.

(d)Cannae Inc. agrees that, in connection with the performance by the Manager of its obligations hereunder, the Manager may recommend to Cannae Inc., and may engage in, transactions with any of the Manager’s Affiliates; provided, that any such transactions shall be subject to the authorization and approval of Cannae Inc.’s Audit Committee.

(e)Cannae Inc. shall take any and all actions necessary to ensure that it does not engage in any activities that would cause Cannae Inc. to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, or any successor provision thereto.

Section 3.3    Business Opportunities.

(a)Except to the extent otherwise agreed between the Manager and Cannae Inc., the Manager, its members (including any natural persons) and any of its covered Affiliates or employees may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the Investments or business of Cannae Inc., and may provide advice and other assistance to any such investment, business venture or entity, and Cannae Inc. shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or, except for the Shared Merger and Acquisition Advisory Fees, the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the business of Cannae Inc. or the Subsidiaries, shall not be deemed wrongful or improper. None of the Manager, its members or any of its Affiliates or employees shall be obligated to present any particular investment or business opportunity to Cannae Inc. even if such opportunity is of a character that, if presented to Cannae Inc., could be taken by Cannae Inc. or its Subsidiaries, and the Manager, its members or any of its Affiliates or employees shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. While information and recommendations supplied to Cannae Inc. and the Subsidiaries shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the policies of Cannae Inc. and the Subsidiaries, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others.

(b)Cannae Inc. acknowledges and agrees that (i) personnel and members of the Manager and its Affiliates may from time-to-time work on other projects and matters, and that conflicts may arise with respect to the allocation of personnel, (ii) there may be circumstances where the Manager and/or its members acquire

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knowledge of a potential transaction or matter which may be a corporate opportunity of Cannae Inc. or the Subsidiaries and the Manager, its members and/or its Affiliates, and such corporate opportunity may be pursued by the Manager, its members and/or its Affiliates or shared with other parties (in lieu of Cannae Inc. or the Subsidiaries), and (iii) the Manager, its members and/or its Affiliates may from time-to-time receive fees, compensation, profits interests and/or equity grants from third parties, including Portfolio Companies, for administrative or advisory services, or otherwise, and, while such fees, compensation and/or equity grants may give rise to conflicts of interest, Cannae Inc. and the Subsidiaries will not receive the benefit of any such fees, compensation, profits interest and/or equity grants (other than in connection with Offsetting Merger and Acquisition Advisory Fees pursuant to Section 7.2(c) hereof); provided, that the Manager shall share with Cannae Inc. or Cannae LLC the Shared Merger and Acquisition Advisory Fees. The Manager shall keep Cannae Inc.’s Audit Committee reasonably informed on a periodic basis in connection with the foregoing.

Section 3.4    Change of Services.

(a)Cannae Inc. and the Manager shall have the right at any time during the term of this Agreement (including any Automatic Renewal Term) to change the Services provided by the Manager, and any such changes shall in no way otherwise affect the rights or obligations of any Party hereunder.
(b)Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 12.9 hereof. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

ARTICLE IV

POWERS OF THE MANAGER

Section 4.1    Powers of the Manager.

(a)The Manager shall, subject to the oversight and supervision of the Board and the terms and conditions of this Agreement, have general supervision of the day-to-day business of Cannae Inc. (and the Subsidiaries, as applicable), including general executive charge, management and control of the properties, business and operations of Cannae Inc. (and the Subsidiaries, as applicable), with all such powers as may reasonably be incident to such responsibilities, but excluding any M&A advisory services. The Manager shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Manager by the Board.

(b)Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, the Manager shall have the power to engage agents (including real estate agents and managing agents), valuers, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder, which costs therefor shall be subject to reimbursement in accordance with Section 7.2 hereof. For the avoidance of doubt, the Manager may not engage investment advisers on behalf of Cannae Inc. or the Subsidiaries.

Section 4.2    Delegation. The Manager may delegate or appoint:

(a)Any of its Affiliates as its agent, at its own cost and expense, to perform any or all of the Services hereunder; or

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(b)Any other Person, whether or not an Affiliate of the Manager, as its agent, at its own cost and expense, to perform those Services hereunder which, in the sole discretion of the Manager, are not critical to the ability of the Manager to satisfy its obligations hereunder;

provided, however, that, in each case, the Manager shall not be relieved of any of its obligations or duties owed to Cannae Inc. or the Subsidiaries hereunder as a result of such delegation. The Manager shall be permitted to share information of Cannae Inc. and the Subsidiaries with its appointed agents subject to appropriate and reasonable confidentiality arrangements. For the avoidance of doubt, any reference to Manager herein shall include its delegates or appointees pursuant to this Section 4.2.
ARTICLE V

INSPECTION OF RECORDS

Section 5.1    Books and Records of Cannae Inc. At all reasonable times and on reasonable notice, the Manager and any Person authorized by the Manager shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement (including any Automatic Renewal Term) and for a period of five (5) years after termination hereof, the books, records and data stored in computers and all documentation of Cannae Inc. and the Subsidiaries pertaining to all Services performed by the Manager or the Management Fee to be paid by Cannae LLC to the Manager, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

Section 5.2    Books and Records of the Manager. At all reasonable times and on reasonable notice, any Person authorized by Cannae Inc. shall have access to, and the right to inspect the books, records and data stored in computers and all documentation of the Manager pertaining to all Services performed by the Manager or the Management Fee to be paid by Cannae LLC to the Manager, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.2.

ARTICLE IV

AUTHORITY OF CANNAE INC.
AND THE MANAGER

Each Party represents to the others that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement. Cannae Inc. represents that the engagement of the Manager has been duly authorized by the Board and is in accordance with all governing documents of Cannae Inc.
ARTICLE VII

MANAGEMENT FEE; EXPENSES

Section 7.1    Management Fee.

(a)Obligation. Subject to the terms and conditions set forth in this Section 7.1, for the term of this Agreement, including any Automatic Renewal Term, (i) the MSA Administrator shall calculate the fee payable to the Manager in accordance with this Section 7.1 (the “Management Fee”), and the components

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thereof, in accordance with Section 7.1(b) hereof and (ii) Cannae LLC shall pay the Management Fee to the Manager in accordance with Section 7.1(d) hereof.

(b)Calculation of Management Fee. Subject to Section 7.1(e) hereof, as payment to the Manager for performing Services hereunder during any Fiscal Quarter or any part thereof, the MSA Administrator, as of any Calculation Date with respect to such Fiscal Quarter, shall calculate, on or promptly following such Calculation Date, the Management Fee with respect to such Fiscal Quarter, which shall be equal to, as of such Calculation Date, (a) the product of (i) 0.375%, multiplied by (ii) the Cost of Invested Capital as of such Calculation Date; provided, however, that, with respect to the Fiscal Quarter in which the Effective Date occurs, the Management Fee shall be equal to the product of (i) (x) 0.375%, multiplied by (y) the Cost of Invested Capital as of such Calculation Date, multiplied by (ii) a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of such Fiscal Quarter and the denominator of which is the number of days in such Fiscal Quarter; provided, further, however, that, with respect to the Fiscal Quarter in which this Agreement is terminated, the Management Fee shall be equal to the product of (i)(x) 0.375%, multiplied by (y) the Cost of Invested Capital as of such Calculation Date, multiplied by (ii) a fraction, the numerator of which is the number of days from and including the first day of such Fiscal Quarter to but excluding the date upon which this Agreement is terminated and the denominator of which is the number of days in such Fiscal Quarter (such amount so calculated in accordance with this proviso, the “Final Management Fee”).

(c)Adjustment of Management Fee. The amount of any Management Fee calculated in accordance with Section 7.1(b) hereof as of any Calculation Date shall be adjusted, on a dollar-for-dollar basis (such Management Fee, as adjusted, the “Adjusted Management Fee”), by the MSA Administrator immediately prior to the Management Fee Payment Date with respect to such Calculation Date (such date of adjustment, the “Adjustment Date”) as follows:

i.reduced, on a dollar-for-dollar basis, by the aggregate amount of all Cannae Officer Compensation Fees, if any, existing as of such Calculation Date;
ii.reduced, on a dollar-for-dollar basis, by the aggregate amount of all Offsetting Merger and Acquisition Advisory Fees, if any, existing as of such Calculation Date;
iii.reduced, on a dollar-for-dollar basis, by the aggregate amount of all Over-Paid Management Fees, if any, existing as of such Calculation Date;
iv.increased, on a dollar-for-dollar basis, by the aggregate amount of all Under-Paid Management Fees, if any, existing as of such Calculation Date; and
v.increased, on a dollar-for-dollar basis, by the aggregate amount of all accrued and unpaid Management Fees, if any, as of such Calculation Date, without duplication of any of the foregoing.

(d)Payment of Adjusted Management Fee. Following the MSA Administrator’s calculation of the Adjusted Management Fee, the MSA Administrator shall promptly deliver a copy of the Adjusted Management Fee to Cannae Inc.’s Compensation Committee and Cannae LLC. Following such delivery, subject to Section 7.1(f) hereof, Cannae LLC shall pay to the Manager, on the Management Fee Payment Date with respect to any Calculation Date, the Adjusted Management Fee as of such Calculation Date. Any such payment shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(e)Basis for Calculation of Management Fee and Adjusted Management Fee. The calculation of the Management Fee, including the components thereof, with respect to any Fiscal Quarter on any Calculation Date shall be based on (i) Cannae Inc.’s audited consolidated financial statements to the extent

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available, (ii) if audited consolidated financial statements are not available, then Cannae Inc.’s unaudited consolidated financial statements to the extent available, and (iii) if neither audited nor unaudited consolidated financial statements are available, then Cannae Inc.’s books and records then available; provided, that, with respect to any calculation of the Management Fee based on Cannae Inc.’s books and records, upon availability of the earlier of (x) Cannae Inc.’s audited consolidated financial statements and (y) Cannae Inc.’s unaudited consolidated financial statements, in each case, relating to amounts previously calculated on such Calculation Date by reference to Cannae Inc.’s books and records, the MSA Administrator shall recalculate (A) any Management Fees, and any components thereof, that were previously calculated based on such books and records and (B) any Adjusted Management Fees that were calculated based on such Management Fees, in each case, to determine if any Over-Paid Management Fee or Under-Paid Management Fee were outstanding as of such Calculation Date; provided, further, that the amount so recalculated shall be conclusive and binding on the Parties hereto and no further recalculations shall be required or permitted except that a further recalculation shall be required and performed (A) upon a demonstration of clear error with respect to any prior calculation or recalculation or (B) upon the restatement of the consolidated financial statements of Cannae Inc., or any amounts therein, underlying any prior calculation or recalculation, in each case, at any time. The calculation of Adjusted Management Fees, including the components thereof, as of any Adjustment Date shall be made based on information that is available as of such Adjustment Date; provided, that if any events occur after such Adjustment Date that would affect the amount of Adjusted Management Fees calculated as of such Adjustment Date, then the MSA Administrator shall recalculate Adjusted Management Fees as of such Adjustment Date to determine if any Over-Paid Management Fee or Under-Paid Management Fee were created as of the Calculation Date immediately succeeding such Adjustment Date. The Parties acknowledge that all Cannae Officer Compensation Fees shall be borne at all times exclusively by Cannae Inc. and shall not be payable by the Manager under any circumstances. Cannae Inc. shall provide the Manager with such written detail as the Manager may reasonably request to support Cannae Inc.’s determination of the Cannae Officer Compensation Fees. Notwithstanding the foregoing, the calculation of the Final Management Fee, including the components thereof, shall be made and based on Cannae Inc.’s unaudited consolidated financial statements for the applicable Fiscal Quarter when such unaudited consolidated financial statements are available; provided, that, once calculated, no further recalculation of Final Management Fee shall be required or permitted.

(f)Sufficient Liquidity. If Cannae LLC does not have sufficient liquid assets to timely pay the entire amount of the Management Fee due on any Management Fee Payment Date, Cannae LLC shall liquidate assets or Incur Indebtedness in order to pay such Management Fee in full on such Management Fee Payment Date; provided, that the Manager may elect, in its sole discretion by delivery of written notice to Cannae Inc. and Cannae LLC prior to such Management Fee Payment Date, to allow Cannae LLC to defer the payment of all or any portion of the Management Fee otherwise due and payable on such Management Fee Payment Date until the next succeeding Management Fee Payment Date. If the Manager elects to allow such a deferral of payment of the Management Fee, interest will be charged on such Management Fee at a rate equal to the “prime” rate, as announced from time to time by The Wall Street Journal, plus 2% per annum until the date of payment of such Management Fee by Cannae LLC to the Manager.

(g)Books and Records. The MSA Administrator shall maintain cumulative books and records with respect to the details of any calculations made pursuant to this Section 7.1, which records shall be available for inspection and reproduction at any time upon request by the Board and, if the Manager is not the MSA Administrator, the Manager.

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Section 7.2    Reimbursement of Expenses.

(a)Cannae LLC shall pay all of Cannae Inc.’s and Cannae LLC’s expenses and shall reimburse the Manager for documented expenses of the Manager incurred on Cannae Inc.’s and Cannae LLC’s behalf (collectively, the “Expenses”) excepting those expenses that are specifically the responsibility of the Manager as set forth herein. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as Cannae Inc.’s or Cannae LLC’s expenses, together with the following:

i.costs and expenses associated with the issuance and transaction costs incident to the acquisition, disposition and financing of Investments;
ii.costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for Cannae Inc. and the Subsidiaries by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;
iii.the compensation and expenses of Cannae Inc.’s directors and the cost of liability insurance to indemnify Cannae Inc.’s directors and officers;
iv.costs associated with the establishment and maintenance of any of Cannae Inc.’s or any Subsidiary’s credit or other indebtedness of Cannae Inc. or any Subsidiary (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of Cannae Inc.’s or any Subsidiary’s securities offerings;
v.expenses connected with communications to holders of Cannae Inc.’s or any Subsidiary’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by Cannae Inc. to any transfer agent and registrar in connection with the listing and/or trading of Cannae Inc.’s stock on any exchange, the fees payable by Cannae Inc. to any such exchange in connection with its listing, costs of preparing, printing and mailing Cannae Inc.’s annual report to its stockholders and proxy materials with respect to any meeting of Cannae Inc.’s stockholders;
vi.costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used by Cannae Inc. and/or the Subsidiaries;
vii.expenses incurred by managers, officers, personnel and agents of the Manager for travel on Cannae Inc.’s or any Subsidiary’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager while providing the Services;
viii.costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;
ix.compensation and expenses of Cannae Inc.’s transfer agent, if any;
x.the costs of maintaining compliance with all U.S. federal, state and local rules and regulations or those of any other regulatory agency;
xi.all taxes and license fees;
xii.all insurance costs incurred in connection with the operation of Cannae Inc.’s and the Subsidiaries’ business, except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;
xiii.all other costs and expenses relating to Cannae Inc.’s and the Subsidiaries’ business;

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xiv.expenses relating to any office(s) or office facilities, including, but not limited to disaster backup recovery sites and facilities, maintained for Cannae Inc. and the Subsidiaries or Investments separate from the office or offices of the Manager;
xv.expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of Cannae Inc.’s or any Subsidiary’s securities, including, without limitation, in connection with any dividend reinvestment plan;
xvi.any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against Cannae Inc. or any of the Subsidiaries, or against any trustee, director, partner, member or officer of Cannae Inc. or of any of the Subsidiaries in his, her or its capacity as such for which Cannae Inc. or any of the Subsidiaries is required to indemnify such Person by any court or governmental agency;
xvii.Cannae Inc.’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of the Manager and its Affiliates required for the operations of Cannae Inc. and the Subsidiaries; and
xviii.all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

(b)Any Expense reimbursement shall be made upon demand by the Manager in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.
(c)Except as otherwise provided for in this Section 7.2, all reimbursements made pursuant to this Section 7.2 shall be reviewed by Cannae Inc.’s Compensation Committee on an annual basis in connection with the preparation of Cannae Inc.’s year-end audited consolidated financial statements. If Cannae Inc.’s Compensation Committee identifies any discrepancy in such reimbursements, then Cannae Inc.’s Compensation Committee, on behalf of Cannae Inc. and Cannae LLC, and the Manager shall mutually resolve such discrepancy.

ARTICLE VIII

TERMINATION

Section 8.1    Termination by the Manager. The Manager may resign and terminate this Agreement at any time with 180 days’ prior written notice to Cannae Inc. of the Manager’s intention to terminate this Agreement (the “Manager Termination Notice”), which right shall not be contingent upon the finding of a replacement manager. However, if the Manager resigns, until the date upon which the resignation becomes effective, the Manager shall, upon request of the Board, use reasonable efforts to assist the Board to find a replacement manager at no cost and expense to Cannae Inc. If Cannae Inc. has not found a replacement manager by the 150th day after the date of delivery of the Manager Termination Notice, then Cannae Inc. shall have the right to extend the termination date by another 180 days or until the replacement manager has been in place for thirty (30) days.

Section 8.2    Termination by Cannae Inc. The Board may terminate this Agreement if, at any time;

(a)(i) there is a finding by a court of competent jurisdiction in a final, non-appealable order that (1) the Manager materially breached the terms of this Agreement and such breach continued unremedied for sixty (60) days after the Manager received written notice from Cannae Inc. setting forth the terms of such

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breach, or (2) the Manager (x) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement or (y) engaged in fraudulent or dishonest acts in connection with the business and operations of Cannae Inc. and (ii) at least seventy-five percent (75%) of the Board votes in favor of terminating this Agreement;

(b)(i) there is a finding by a court of competent jurisdiction in a final, non-appealable order that the Manager is demonstrably and materially incapable of performing its duties and obligations under this Agreement and (ii) at least seventy-five percent (75%) of the Board votes in favor of terminating this Agreement;

(c)(i) at least seventy-five percent (75%) of the Board votes to terminate this Agreement and (ii) the holders of at least seventy-five percent (75%) of the then outstanding common stock of Cannae Inc. vote in favor of terminating this Agreement; or

(d)William P. Foley II is (i) no longer a member of the Board, (ii) determined by a court of competent jurisdiction to be incapacitated or (iii) deceased.

Section 8.3    Directions. If an election is made to terminate this Agreement pursuant to Section 8.2 hereof, Cannae Inc. shall deliver to the Manager prior written notice of Cannae Inc.’s intention to terminate this Agreement (the “Termination Notice”) designating the date on which the Manager shall cease to provide Services under this Agreement, and this Agreement shall terminate on such date (the “Termination Date”). If the election to terminate this Agreement is made pursuant to Section 8.2(c) or Section 8.2(d), Cannae Inc. shall deliver the Termination Notice not less than 180 days prior to the Termination Date. During the period between Cannae Inc.’s delivery of the Termination Notice and the Termination Date, the Manager shall continue to perform its duties and obligations as Manager under this Agreement and take all actions necessary to execute an orderly transition of the management of Cannae Inc.’s assets and bring the appointment of the Manager to an end. In addition, the Manager shall, at Cannae Inc.’s expense, deliver to any new manager or Cannae Inc. any books or records held by the Manager under this Agreement and shall execute and deliver such instruments and do such things as may reasonably be required to permit new management of Cannae Inc. to effectively assume its responsibilities.

Section 8.4    Payments Upon Termination.

(a)Notwithstanding anything in this Agreement to the contrary, the fees, costs and expenses payable to the Manager pursuant to Article VII hereof shall be payable to the Manager upon, and with respect to, the termination of this Agreement pursuant to this Article VIII. All payments made pursuant to this Section 8.4(a) shall be made in accordance with Article VII hereof.

(b)Upon termination of this Agreement pursuant to the events set forth in Section 8.2(c) or Section 8.2(d) hereof, Cannae LLC shall pay the Termination Fee to the Manager. Any payments made pursuant to this Section 8.4(b) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(c)Upon termination of this Agreement pursuant to the events set forth in Section 8.1 hereof, Cannae LLC shall pay the Gross Carry Amount on the Built-In Gain to the Manager in compliance with the terms of the LLC Agreement.

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(d)Subject to Section 8.4(a) hereof, no Termination Fee shall be due or payable by Cannae LLC to the Manager upon termination of this Agreement pursuant to any of the events set forth in Section 8.1 (subject to Section 8.4(c) hereof), Section 8.2(a) or Section 8.2(b) hereof.

Section 8.5    Change in Control of Cannae Inc. For the avoidance of doubt, upon a Change in Control of Cannae Inc., this Agreement shall not terminate, and any termination of this Agreement (which, if done by Cannae Inc. for any reason other than pursuant to 8.2(a) or 8.2(b), shall require payment of the Termination Fee by Cannae LLC) shall be only in accordance with the terms of this Agreement.

ARTICLE IX

INDEMNITY

Section 9.1    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of Cannae Inc. Subject to Section 9.3 hereof, Cannae Inc. shall indemnify the Manager and any Affiliate, employee, consultant or agent thereof (each, a “Manager Indemnitee”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by each Manager Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cannae Inc.), by reason of the fact that such Manager Indemnitee is or was the Manager, or is or was acting on behalf of the Manager pursuant to this Agreement, if such Manager Indemnitee acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc. and, with respect to any criminal action or proceeding, such Manager Indemnitee had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Manager Indemnitee did not act in good faith and in a manner which such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc., and, with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

Section 9.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of Cannae Inc. Subject to Section 9.3 hereof, Cannae Inc. shall indemnify a Manager Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by such Manager Indemnitee in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of Cannae Inc. to procure a judgment in its favor by reason of the fact that such Manager Indemnitee is or was the Manager, or is or was acting on behalf of the Manager pursuant to this Agreement, if such Manager Indemnitee acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc.; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Manager Indemnitee shall have been adjudged to be liable to Cannae Inc. unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Manager Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 9.3    Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by Cannae Inc. only as authorized in the specific case upon a determination that indemnification of a Manager Indemnitee is proper in the circumstances because such Manager Indemnitee has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 hereof, as the case may be. Such determination shall be made (a) by a majority vote of the Board or (b) if a majority of the Board so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of Cannae Inc. To the extent, however, that a Manager Indemnitee has been successful on the merits or otherwise in defense

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of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such Manager Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Manager Indemnitee in connection therewith, without the necessity of authorization in the specific case.

Section 9.4    Good Faith Defined. For purposes of any determination under Section 9.1 or 9.2 hereof, a Manager Indemnitee shall be deemed to have acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc., or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe its conduct was unlawful, if its action is based on the records or books of account of Cannae Inc., or on information supplied to such Manager Indemnitee by the officers of Cannae Inc. in the course of their duties, or on the advice of legal counsel for Cannae Inc. or on information or records given or reports made to Cannae Inc. by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by Cannae Inc. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a Manager Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 hereof, as the case may be.

Section 9.5    Indemnification by a Court. Notwithstanding any contrary determination made in any specific case under Section 9.3 hereof, and notwithstanding the absence of any determination made thereunder, a Manager Indemnitee may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 9.l and 9.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of such Manager Indemnitee is proper in the circumstances because such Manager Indemnitee has met the applicable standards of conduct set forth in Section 9.1 or 9.2 hereof. Neither a contrary determination in the specific case under Section 9.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such Manager Indemnitee has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to Cannae Inc. promptly upon the filing of such application. If successful, in whole or in part, such Manager Indemnitee shall also be entitled to be paid the expense of prosecuting such application.

Section 9.6    Expenses Payable in Advance. Expenses incurred by a Manager in defending or investigating a threatened or pending action, suit or proceeding shall be paid by Cannae Inc. in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Manager Indemnitee to repay such amount if it shall ultimately be determined that such Manager Indemnitee is not entitled to be indemnified by Cannae Inc. as authorized in this Article IX.

Section 9.7    Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which a Manager Indemnitee may be entitled under any bylaw of Cannae Inc., agreement, contract, vote of the stockholders of Cannae Inc. or disinterested directors of Cannae Inc. or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of Cannae Inc. that indemnification of a Manager pursuant to Sections 9.1 and 9.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of a Manager Indemnitee if Cannae Inc. has the power or obligation to indemnify under the provisions of the laws of the State of Nevada or otherwise.

Section 9.8    Insurance. Cannae Inc. shall purchase and maintain insurance on behalf of the Manager Indemnitees against any liability asserted against a Manager Indemnitee and incurred by a Manager

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Indemnitee whether or not Cannae Inc. would have the power or the obligation to indemnify the manager against such liability under the provisions of this Article IX.

Section 9.9    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person or entity who has ceased to be a Manager Indemnitee and shall inure to the benefit of the heirs, executors, administrators and successors or permitted assigns of such a person or entity.

Section 9.10    Secondary Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article IX shall not be deemed exclusive of any other rights to which those persons or entities provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of the stockholders of Cannae Inc. or disinterested directors of Cannae Inc. or otherwise, both as to action in such person’s or entity’s official capacity and as to action in another capacity while holding such office or position. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Manager or one or more of the Affiliates of the Manager other than Cannae Inc. (any of such entities, together with their affiliates (other than Cannae Inc.), the “Manager Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which Cannae Inc. and the Manager Sponsors intends to be secondary to the primary obligation of Cannae Inc. to provide indemnification as provided herein. The Manager Sponsors shall be third-party beneficiaries of this Section 9.10, having the rights to enforce this Section 9.10.

ARTICLE X

LIMITATION OF LIABILITY OF THE MANAGER

Section 10.1    Limitation of Liability. The Manager shall not be liable for, and Cannae Inc. shall not take, or permit to be taken, any action against the Manager to hold the Manager liable for, any error of judgment or mistake of law or for any loss suffered by Cannae Inc. or the Subsidiaries (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Manager’s duties under this Agreement, except for a loss resulting from gross negligence, willful misconduct, bad faith or reckless disregard on the part of the Manager in the performance of its duties and obligations under this Agreement, or its fraudulent or dishonest acts with respect to Cannae Inc. or any of the Subsidiaries.

Section 10.2    Reliance of Manager. The Manager may take and may act and rely upon:

(a)the opinion or advice of legal counsel, which may be in-house counsel to Cannae Inc. or the Manager, any U.S.-based law firm, or other legal counsel reasonably acceptable to the Board, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with Cannae Inc.;

(b)advice, opinions, statements or information from bankers, accountants, auditors, valuation consultants and other Persons consulted by the Manager who are in each case believed by the Manager in good faith to be expert in relation to the matters upon which they are consulted; and

(c)any other document provided to the Manager in connection with Cannae Inc. or the Subsidiaries upon which it is reasonable for the Manager to rely.

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The Manager shall not be liable for anything done, suffered or omitted by it in good faith in reliance upon such opinion, advice, statement, information or document.
ARTICLE XI

LEGAL ACTIONS

Section 11.1    Third Party Claims.

(a)The Manager shall notify Cannae Inc. promptly of any claim made by any third party in relation to the assets of Cannae Inc. and shall send to Cannae Inc. any notice, claim, summons or writ served on the Manager concerning Cannae Inc.

(b)The Manager shall not, without the prior written consent of the Board, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) hereof on behalf of Cannae Inc. or make any settlement or compromise with any third party in respect of Cannae Inc.
ARTICLE XII

MISCELLANEOUS

Section 12.1    Obligation of Good Faith; No Fiduciary Duties. The Manager shall perform its duties under this Agreement in good faith and for the benefit of Cannae Inc. The relationship of the Manager to Cannae Inc. is as an independent contractor and nothing in this Agreement shall be construed to impose on the Manager an express or implied fiduciary duty.

Section 12.2    Binding Effect. This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 12.3    Compliance. The Manager shall (and must ensure that each of its officers, agents and employees) comply with any law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the New York Stock Exchange (or any successors thereto) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of the Manager under this Agreement.

Section 12.4    Effect of Termination. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect during the Initial Term and any Automatic Renewal Term thereafter until termination hereof in accordance with Article VIII. The obligations of Cannae Inc. set forth in Articles VIII and IX and Sections 7.2, 10.1, 12.5, 12.9 and 12.17 hereof shall survive such termination of this Agreement, subject to applicable law.

Section 12.5    Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

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If to Cannae Inc., to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Fax: (702) 234-3251
Attention: Executive Vice President, General Counsel and Corporate Secretary

If to the Manager, to:
Trasimene Capital Management, LLC
1701 Village Center Circle
Las Vegas, Nevada 89134
Fax: (702) 234-3251
Attention: Managing Director, General Counsel and Corporate Secretary
or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.
Section 12.6    Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 12.7    Applicable Law. This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 12.8    Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Nevada, County of Clark and City of Las Vegas or in the United States District Court for the District of Nevada and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.5 hereof; such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Nevada for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

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Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.
The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.
Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.8.
Section 12.9    Amendment; Waivers. No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII shall not be effective as to any Party hereto unless at least at least seventy-five percent (75%) of the Board votes in favor of approving such amendment. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 12.10    Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 12.11    Severability. Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Management Fee described in Article VII hereof are not severable.

Section 12.12    Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, other than an indemnified Person, including any Manager Sponsor, pursuant to Article IX, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person, other than an indemnified Person, including any Manager Sponsor, pursuant to Article IX.

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Section 12.13    Further Assurances. Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

Section 12.14    No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 12.15    Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 12.16    Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, except by the Manager to any Person with which the Manager may merge or consolidate or to which the Manager transfers substantially all of its assets, and then only in the event that such assignee assumes all of the obligations to Cannae Inc. and the Subsidiaries hereunder.

Section 12.17    Confidentiality.

(a)The Manager shall not, and the Manager shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) Cannae Inc., including any information contained in the books and records of Cannae Inc. and (y) the Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of Cannae Inc., (ii) as, and solely to the extent, necessary or required for the performance by the Manager, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iii) as, and to the extent, necessary or required in the operation of Cannae Inc.’s business or operations in the Ordinary Course of Business, (iv) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this 7 by the Manager or any of its Affiliates), (v) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental authority, subject to Section 12.17(c), and (vi) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or any other agreement between the Manager and Cannae Inc. or any of the Subsidiaries.

(b)For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of Cannae Inc. or any of the Subsidiaries. However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 12.17.

(c)In the event that the Manager is required by governmental order, applicable law or any governmental authority to disclose any confidential information of Cannae Inc. or any of the Subsidiaries that is subject to the restrictions of this Section 12.17, the Manager shall (i) notify Cannae Inc. or any of the Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental authority from notifying Cannae Inc. or any such

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Subsidiaries, as the case may be, (ii) cooperate with Cannae Inc. or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental authority and (iii) use its reasonable best efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental authority, in each case, at the sole cost and expense of Cannae Inc.

(d)Nothing in this Section 12.17 shall prohibit the Manager from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 12.17, subject to its compliance with this Section 12.17.

(e)The Manager shall be responsible for any breach or violation of the requirements of this Section 12.17 by any of its agents or representatives.

Section 12.18    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Management Services Agreement as of the date first written above to be effective as of the Effective Date.
CANNAE HOLDINGS, INC.

By: /s/Brent B. Bickett
Name: Brent B. Bickett
Title: President
CANNAE HOLDINGS, LLC

By: /s/Brent B. Bickett
Name: Brent B. Bickett
Title: President
TRASIMENE CAPITAL MANAGEMENT, LLC

By: /s/Michael L. Gravelle
Name: Michael L. Gravelle
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit B
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Joinder”), dated [___], 20[__] is entered into by and between Cannae Holdings, LLC, a Delaware limited liability company (the “Company”), and _________________ (“New Member”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Operating Agreement (as hereinafter defined).
Whereas, the Members of the Company are parties to the Amended and Restated Operating Agreement, dated as of [•], 2019, pursuant to which the parties thereto have been granted certain rights (the “Operating Agreement”);
Whereas, in accordance with the terms of the Operating Agreement, New Member may join as a party thereto in accordance with, and subject to the terms and conditions of, the Operating Agreement; and
Whereas, the Members wish New Member to be bound by and New Member desires to be bound by and enjoy the benefits of the Operating Agreement.
Now, Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Agreement to be Bound. New Member hereby acknowledges and agrees that (i) New Member has received and reviewed a complete copy of the Operating Agreement; (ii) New Member shall be a party to the Operating Agreement; and (iii) New Member shall be deemed to be a Member.
2.    Acceptance by the Company. The Company hereby (i) accepts New Member’s agreement to be bound by the Operating Agreement and to become a party thereto; and (ii) agrees that New Member shall have all such rights provided under the Operating Agreement to Members generally. Schedule I and Schedule II to the Operating Agreement shall be amended and restated to include New Member thereon, and such schedules shall be included in the books and records of the Company.
3.    Intended Beneficiaries; Successors and Assigns. This Joinder is hereby executed by New Member for the benefit of the Company and the Members, and the Company, Members and their successors, assigns and legal representatives shall be entitled to rely upon and enforce the provisions of this Joinder and the agreements of New Member hereunder. This Joinder shall be binding upon and inure to the benefit of New Member and New Member’s successors, assigns, heirs and legal representatives.
4.    Interpretation. The headings preceding the text of Sections of this Joinder are for convenience only and shall not be deemed part of this Joinder or be given any effect in interpreting this Joinder.
5.    Counterparts. This Joinder may be executed in separate counterparts (including by means of telecopied, facsimile or electronic pdf signature pages) each of which shall be an original and all of which taken together shall constitute one and the same Joinder.
6.    Governing Law. The Act shall govern all questions arising under this Joinder concerning the relative rights of the Company and its Members. All other questions concerning the construction, validity and interpretation of this Joinder shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Nevada, County of Clark and City of Las Vegas or in the United States District Court for the District of Nevada over any suit, action or proceeding arising out of or relating to this Joinder. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

In Witness Whereof, the parties hereto have duly executed this Joinder as of the date first above written.

Company: Cannae Holdings, LLC By: Name: Title:
New Member: __________________________________________ [Name]